                                                                   EXHIBIT 10.13

                          L O C K H E E D  M A R T I N








                                    CONTRACT


                                     between


                     LOCKHEED MARTIN UTILITY SERVICES, INC.
                       PORTSMOUTH GASEOUS DIFFUSION PLANT


                                       and


                        OIL, CHEMICAL AND ATOMIC WORKERS
                          INTERNATIONAL UNION, AND ITS
                           AFFILIATED LOCAL NO. 3-689



                    -----------------------------------------
                     Effective: 12:00 A.M. - April 1, 1996
                     Expiration: 12:01 A.M. - May 2, 2000
                    -----------------------------------------

                                 TABLE OF CONTENTS



ARTICLE I      SCOPE..............................................................

ARTICLE II     RECOGNITION........................................................

Section 1.     Establishment and Limitation.......................................
Section 2.     Definition of Employee.............................................
Section 3.     Contract Distribution..............................................
Section 4.     Noninterference....................................................

ARTICLE III    UNION SECURITY AND
               DEDUCTION OF DUES..................................................

Section 1.     Dues Requirements..................................................
Section 2.     Delinquency of Dues................................................
Section 3.     Deduction of Dues..................................................
Section 4.     Authorization of Deduction.........................................
Section 5.     Make-Up Dues.......................................................
Section 6.     Termination of Deduction...........................................
Section 7.     Voluntary Checkoff Authorization...................................

ARTICLE IV     MANAGEMENT CLAUSE..................................................

ARTICLE V      CONTINUITY OF OPERATION............................................

ARTICLE VI     PROTECTIVE SECURITY................................................

ARTICLE VII    GRIEVANCE PROCEDURE................................................

Section 1.     Intent and Distribution of Answers.................................
Section 2.     Union Representatives..............................................
Section 3.     Disciplinary Cases.................................................
Section 4.     General Grievances.................................................
Section 5.     Time Limits........................................................
Section 6.     Grievance Steps....................................................
Section 7.     Monetary Settlements...............................................





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
Section 8.     Arbitration.......................................................

ARTICLE VIII   SENIORITY.........................................................

Section 1.     Definitions.......................................................
Section 2.     Continuous Service................................................
Section 3.     Probationary Period...............................................
Section 4.     Security Clearance Requirement....................................
Section 5.     Reduction in Force................................................
Section 6.     Permanent, Additional, Temporary Movements........................
Section 7.     Returning to the Bargaining Unit..................................
Section 8.     Posting Criteria..................................................
Section 9.     Seniority List Distribution.......................................
Section 10.    Realignment.......................................................
Section 11.    Placement of Occupationally Disabled Employees....................

ARTICLE IX     LEAVE OF ABSENCE..................................................

Section 1.     Qualification and Reinstatement...................................
Section 2.     Union or Government Official......................................
Section 3.     Absence  Notification.............................................
Section 4.     Failure to Report on Expiration...................................

ARTICLE X      HOURS OF WORK.....................................................

Section 1.     Definitions.......................................................
Section 2.     Standard Workday-Workweek.........................................
Section 3.     Working Schedule..................................................
Section 4.     Overtime Opportunity..............................................
Section 5.     Overtime or Premium Hours.........................................
Section 6.     Transportation....................................................
Section 7.     Overtime or Premium Payments......................................
Section 8.     Holidays..........................................................
Section 9.     Shift Differential................................................
Section 10.    Weekend Bonus.....................................................
Section 11.    Lunch Period......................................................
Section 12.    Minimum Guarantee Payments........................................
Section 13.    Jury Duty Pay.....................................................
Section 14.    Funeral Pay.......................................................




                                       ii
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
Section 15.    Military Pay......................................................

ARTICLE XI     WAGES.............................................................

Section 1.     Base Hourly Rates.................................................
Section 2.     Rate Changes......................................................
Section 3.     Classification Change.............................................
Section 4.     Recall to Classification..........................................
Section 5.     Special Shift Change Allowance....................................

ARTICLE XII    LAYOFF ALLOWANCE..................................................

Section 1.     Eligibility.......................................................
Section 2.     Occupational Disability...........................................
Section 3.     Payments..........................................................
Section 4.     Recall Eligibility................................................
Section 5.     Successor Clause..................................................

ARTICLE XIII   VACATIONS.........................................................

Section 1.     Eligibility.......................................................
Section 2.     Extended Working Schedule.........................................
Section 3.     Vacation Period...................................................
Section 4.     Deferred Vacation.................................................
Section 5.     Holiday During Vacation Period....................................
Section 6.     Scheduling........................................................
Section 7.     Existing Employees................................................
Section 8.     Deceased Employees................................................
Section 9.     Occupational Disability-Eligibility...............................
Section 10.    Retirees - Pro Rata Vacation......................................

ARTICLE XIV    HEALTH AND SAFETY.................................................

Section 1.     Health & Safety Program...........................................
Section 2.     Shift Safety Representative.......................................
Section 3.     Company-Union Health and Safety Committee.........................
Section 4.     Safety Equipment & Devices........................................
Section 5.     "Guide to Safety" Booklet.........................................
Section 6.     Medical...........................................................




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
Section 7.     Miscellaneous.....................................................

ARTICLE XV     JOB DESCRIPTIONS..................................................

Section 1.     Agreement.........................................................
Section 2.     Past Practice.....................................................
Section 3.     Joint Classification Committee....................................
Section 4.     Memoranda of Understanding........................................

ARTICLE XVI    MISCELLANEOUS.....................................................

Section 1.     Work by Non-Bargaining Unit Personnel.............................
Section 2.     Payday............................................................
Section 3.     Bulletin Boards...................................................
Section 4.     Union Representatives-Plant Supervision...........................
Section 5.     Working Shift-Union Representatives...............................
Section 6.     Non-Discrimination................................................
Section 7.     Written Notice-Policy Changes.....................................
Section 8.     Working Conditions................................................
Section 9.     Auxiliary Emergency Squad.........................................
Section 10.    Educational Assistance ...........................................
Section 11.    Definition - Days.................................................
Section 12.    Utilization of  Work Force........................................
Section 13.    Smoking...........................................................

ARTICLE XVII   SICKNESS AND ACCIDENT PLAN........................................

Section 1.     Eligibility.......................................................
Section 2.     Conditions of  Payment............................................
Section 3.     Payment...........................................................
Section 4.     Occupational Disability Pay.......................................
Section 5.     Basis of  Payment.................................................
Section 6.     Rate of Pay.......................................................
ARTICLE XVIII  INSURANCE.........................................................

Section 1.     Group Life........................................................
Section 2.     Health Benefits Program...........................................
Section 3.     Dental Plan.......................................................




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
Section 4.     Special Accident..................................................
Section 5.     General...........................................................

ARTICLE XIX    PENSIONS..........................................................

ARTICLE XX     TERM OF CONTRACT..................................................

Section 1.     Effective Dates...................................................
Section 2.     Renegotiation Notice..............................................

ARTICLE XXI    APPROVAL..........................................................
























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


                                    CONTRACT

This Contract is made and entered into by and between Lockheed Martin Utility Systems, Inc., Portsmouth Gaseous Diffusion Plant, hereinafter referred to as the "Company", and Oil, Chemical and Atomic Workers International Union, and its affiliated Local Union No. 3-689, hereinafter referred to as the "Union."

This Contract shall become effective immediately following ratification by the membership of the Union, and shall continue in effect through May 2, 2000.

The Company and the Union desire to establish satisfactory wages, hours, working conditions, and conditions of employment for the employees of the Company covered by the terms of the Contract, and further, to encourage closer cooperation and understanding between the Company and the Union to the end that a mutually satisfactory, continuous, and harmonious relationship may exist between the parties to this Contract.

Now, therefore, the Company and the Union mutually agree as follows:


                                    ARTICLE I

                                      SCOPE

This Contract shall constitute the complete agreement between the parties hereto with reference to wages, hours, working conditions, and conditions of employment. Any additions, waivers, deletions, changes, amendments, memorandum of understanding, or modifications that may be made to this Contract shall be effected through the collective bargaining process between authorized representatives of the Company and the Union subject to ratification by the membership of Local 3-689. All other written understandings between the parties not incorporated herein by reference at the effective date of this Contract, are hereby terminated. Any application, interpretation or alleged violation of this Contract or of amendments thereto can be a proper subject for the grievance procedure.

In the event that any of the provisions of this Contract are found to be in conflict with any valid Federal or State law now existing or hereinafter enacted, it is agreed that such law shall supersede the conflicting provisions without in any way affecting the remainder of these provisions.

                                   ARTICLE II

                                   RECOGNITION


Section 1.     Establishment and Limitation.

In conformity with the Labor-Management Relations Act of 1947, as amended, the Company recognizes the Union as the sole and exclusive bargaining agent for those hourly employees, excluding Police and salaried personnel, included in the National Labor Relations Board Certification No. 9-CR-2361 with respect to rates of pay, wages, hours of employment, and other Union for the representation of employees within this bargaining unit during the life of this Contract.

Section 2.     Definition of Employee.

The term "employee" as used herein shall mean any person represented by the Union as set forth in Section 1, Article II, of this Contract.

Section 3.     Contract Distribution.

As a means of informing all employees as to their rights, privileges, and obligations under this Contract, the Company agrees to furnish a copy of this Contract to each employee.

Section 4.     Noninterference.

The Company agrees not to interfere with the right of employees to join or belong to the Union and the Union agrees not to intimidate or to coerce employees to join the Union. The Company further agrees not to discriminate against any employee on account of Union membership or Union activity. The Union agrees neither to solicit for membership nor to collect Union funds on Company time.





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                                   ARTICLE III

                               UNION SECURITY AND
                                DEDUCTION OF DUES

Section 1.     Dues Requirements.

All employees within the bargaining unit who are members of the Union upon the execution of this Contract shall, as a condition of employment, maintain their membership to the extent of tendering the periodic dues uniformly required as a condition of retaining membership. All employees in the bargaining unit who are not members of the Union upon the execution of this Contract, but who later elect to join the Union, shall at all times thereafter maintain their membership in the Union as a condition of employment, as set forth above. All employees hired after the execution of this Contract shall, as a condition of employment, become members of the Union not later than thirty-one (31) days after the date upon which they were hired, and shall thereafter maintain their membership in the Union as a condition of employment, as set forth above.

Section 2.     Delinquency of Dues.

Before any termination of employment pursuant to this Article becomes effective, the employee involved shall first be given notice in writing by the Union to pay delinquent dues. If the employee fails to pay the delinquent dues, the Union shall then notify the Company of the delinquency. Upon receipt of such notice in writing, the Company shall then notify the employee to pay the delinquent dues and if such dues are tendered within one (1) calendar week after receipt of this notification from the Company, dismissal under this Article shall not be required.

Section 3.     Deduction of Dues.

For the convenience of the Union and its members, the Company, during the life of this Contract, shall deduct an initiation fee and regular monthly dues from the paychecks of each employee who individually and voluntarily executes and delivers to the Company an Assignment and Authorization in the form set forth in
Section 7 of this Article. Such deductions shall be forwarded to the Treasurer of the Local Union with a listing showing the names of those employees, if any, whose paychecks were insufficient to cover the deductions. An Authorization must be delivered to the





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Company at least seven (7) days before the second payday of the month in which the first weekly deduction is to be made.

Section 4.     Authorization of Deduction.

An Authorization and Assignment shall be irrevocable for a period of one year form the date thereof or until termination of this Contract, whichever occurs sooner, and shall automatically renew itself for successive irrevocable annual periods unless the employee who signed it gives notice to the contrary in writing by registered mail to both the Company and the Union no less than two
(2) days nor more than seventeen (17) days before the expiration of the authorization or before the expiration of any annual renewal period as the case may be.

Section 5.     Make-Up Dues.

Upon receipt, from the Treasurer of the Local Union, of Union members' names and amounts of dues that have been missed through payroll deductions, the Company shall deduct the make-up dues in the following week, or in subsequent weeks as the money becomes available, and forward to the Treasurer of the Local Union, in accordance with Section 3.

Section 6.     Termination of Deduction.

No deductions under this Article shall be made from paychecks from Union members who have terminated their employment or transferred out of the bargaining until prior to the second payday of the month, unless they have worked or received paychecks equivalent to five (5) workdays or more in that month.

Section 7.     Voluntary Checkoff.

The Union agrees that it shall indemnify the Company and save it harmless from any and all claims which may be made against it on account of amounts deducted from wages as provided in this Article.





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VOLUNTARY CHECKOFF AUTHORIZATION

Name:

Badge No:             Department:    Date:

I hereby assign to the Oil, Chemical and Atomic Workers, Local 3-689, and authorize Lockheed Martin Utility Services, Inc. to deduct from the wages due me while in the employ of the Company, dues in the amount of $ per month, or such dues as the Union's Constitution and By-Laws may be amended to provide in four equal weekly installments each calendar month. I further authorize the Company to deduct from my wages an initiation fee in the amount of $ .

This authorization shall be irrevocable for the period of one (1) year from the date hereof, or until the termination of the Contract between the Company and the Union, whichever occurs sooner. Furthermore, this authorization shall automatically renew itself for successive irrevocable annual periods, unless I give notice to the contrary in writing by registered mail to both the Company and the Union no less than two (2) days and no more than seventeen (17) days before expiration hereof or before expiration of any annual renewal period, as the case may be.


                                        (Signature) ___________________________

                                        (Address) _____________________________



                                   ARTICLE IV

                                MANAGEMENT CLAUSE

The management of the business and the authority to execute all of the various functions and responsibilities incident thereto are vested in the Company. The direction of the workforce, the establishment of plant policies, the determination of the processes and means of manufacture, the units of personnel required to perform such processes, and other responsibilities incidental to the operation of the plant are vested in the Company. Such duties, functions, and responsibilities shall also include hiring, retirement, disciplining, evaluating the qualifications of employees





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and promotions. The exercise of such authority shall not conflict with the rights of the Union under the terms of this Contract.


                                    ARTICLE V

                             CONTINUITY OF OPERATION

There shall be no strikes, lockouts, work stoppages, picket lines, slowdowns, secondary boycotts, or disturbances. The Union agrees to support the Company fully in maintaining operations in every way.

Participation by any employee or employees in an act violating this provision in any way shall be Cause for discharge by the Company. Any discipline imposed shall be applied equally and indiscriminately to all employees according to the degree of involvement.


                                   ARTICLE VI

                               PROTECTIVE SECURITY

It is recognized that all members of the Union and the Company are required to comply with all protective security measures now in effect. If the Company is notified by DOE that this Contract in any way violates security measures which are now in effect, or which may be put into effect later, the company shall in turn immediately notify the Union in writing of the need to renegotiate the section or sections of the Contract in question for the purpose of making the required changes.


                                   ARTICLE VII

                               GRIEVANCE PROCEDURE

Section 1.     Intent and Distribution of Answers.

The parties to this Contract recognize that grievances should be settled promptly and as close to their sources as possible. Further, both parties shall endeavor to present all the facts relating to the grievance at the first step of the grievance procedure in order that an equitable solution may be achieved. The Company in the second, third





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and fourth steps of the grievance procedure shall give written answers to the grievance within the specified time limits unless extended by mutual consent. Copies of written answers to grievances shall be distributed or mailed to the Local Union Hall, the Local Union President, Vice-President (2 copies), the Division Committeepersons, the Alternate Committeepersons, the Steward of the aggrieved employees, and each aggrieved employee signing the grievance.

Section 2.     Union Representatives.

(a)     Number of Representatives

        The Company shall recognize the following number of properly certified Union representatives in the plant for the purpose of representing employees in the manner specified in this Grievance Procedure:

        (1)    The Local Union President.

        (2) The General Grievance Committee consisting of the Vice- President of the Local Union who shall serve as Chairperson, and three (3) Committeepersons, one (1) from each of the recognized Representation Divisions as shown in Appendix A to this Contract.

        (3) Twenty (20) Stewards. The number may be adjusted as mutually agreed upon as the need arises.

        When a properly certified Union representative is unavailable for any reason, the Company shall recognize an alternate certified by the Union. It is understood that only one, the Steward or the alternate will be recognized for each incident.

(b)     Steward Districts

        The Company will recognize the Union Steward Districts as defined by the Union, but not to exceed the number specified per Article VII, Section 2(a)(3). The Union will provide the Company with a current listing, as changes occur, of recognized stewards and alternates and districts which each represents.





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(c)     Grievance Investigation

        Certified Union representatives shall be excused from work for reasonable periods of time during their scheduled working hours when handling grievances in the appropriate steps of this grievance procedure, excluding arbitration without loss of pay. These representatives shall be paid upon presentation of an approved A-1020.

        Employees thus duly certified and recognized as Union Representatives shall report to and obtain permission from their immediate supervisor whenever it becomes necessary to leave their work for the purpose of handling grievances in their respective divisions or districts, shall inform their supervision of their intended destinations and itinerary, shall notify the supervision of any department in which it becomes necessary to contact employees for the purpose of settling or investigating grievances, and shall report back to their immediate supervision at the time they return to work. The Union President, Vice-President, and three (3) Committeepersons will be excused from work to handle grievances without loss of pay, when the bargaining unit is 1200 members or above.

        Should the bargaining unit decrease below 1200, eight (8) hours per week will be deducted for each fifty (50) employees reduced from the Bargaining Unit.

        Subtraction from the hours payable shall be made in eight hour increments. (See letter dated 2/14/96, page 166).

        The above Union officials shall have access to the plant with proper approval at any time and shall notify supervision in the area in which they are present.

(d)     Joint Company-Union Training

        The Company and the Union agree to establish a Joint Training Committee (2 members to be appointed by each party) designed to better inform and utilize Union Committeepersons and Alternates, Stewards and Alternates and management representatives.

        Training programs will be developed and presented by the parties subject to review by the Joint Training Committees. Participating employees will be





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        excused from work on the third Thursday of every other month from 12:00 noon to 4:00 p.m. without loss of pay except as programs are postponed by mutual agreement.

Section 3.     Disciplinary Cases.

It is recognized that the maintenance of discipline is essential to the orderly operation of the plant and also that the invoking of disciplinary action should be designed to correct the conduct of the employees involved rather than to punish.

In the great majority of inaction of rules, termination of employment for disciplinary reasons is justified only after the employee has been given the opportunity to correct his/her behavior and has failed to respond to disciplinary measures.

(a)     Discussions

        1. When an employee is called into a discussion which may result in disciplinary documentation, including reprimand, suspension, or being sent home, the employee shall be fully informed that a Union representative may be brought into the discussion. The Union Vice-President shall be informed in writing of any action taken. Any of the above can be a proper subject for the grievance procedure.

        2. When an employee is called into a discussion which may result in discharge, the employee shall be fully informed that a Union representative may be brought into the discussion.

The decision to terminate an employee will not be made until at least two full working days have elapsed from the infraction. During this time, thorough consideration will be given to all facts and circumstances which are relevant to the matter. At the request of the Union, Company representatives will meet with Union representatives during the two-day period to discuss such relevant facts and circumstances.

The Union Vice-President shall be informed in writing of any action taken.

The action taken can be a proper subject for the grievance procedure.





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(b)     Record Review

        Written records of past documented disciplinary discussions, reprimands and/or suspensions which have been placed in the employee's file, exclusive of actions resulting from any future violation of Article V, shall be reviewed by the end of one year by the employee's supervision and the employee to determine whether they should be removed from all files and destroyed or retained up to a maximum period of two years.

(c)     Initiation of Grievances - Step 3 or Step 4

        If the employee or the Union files a written grievance protesting a suspension or discharge, within ten (10) days, such grievance shall be initiated at Step 3 or 4 of the Grievance Procedure. If such discharge or suspension is found to have been unjustified, the employee shall be reinstated to his/her former job and shall be compensated for all earnings lost, less pay for any penalty time decided upon, if any.

Section 4.     General Grievances

Controversies may arise of a nature so general as directly to affect the majority of employees in a classification or department, or the majority of all employees. It is agreed that issues of this nature need not be subjected to the entire grievance procedure but may be initiated at Step 3 or Step 4. Attendance at Grievance Hearings initiated at Step 4 may include members of both negotiating committees.

Section 5.     Time Limits

(a)     Extension

        Any grievance not taken up with an employee's immediate supervision within ten (10) days after the employee, or a certified Union representative has knowledge of the occurrence of the incident from which the grievance arose, cannot be processed through the grievance procedure. The employee or a certified Union representative may request an extension of five (5) days to investigate the grievance.





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(b)     Withdrawn - Settled

        A grievance shall be considered settled or withdrawn if the decision of the Company is not appealed to the next higher step in the grievance procedure within ten (10) days after a decision has been rendered by the Company, unless this period is extended by mutual agreement between the parties.

(c)     Answer

        Any grievance not answered within the specific time limit may be immediately taken to the next higher step of the grievance procedure.

(d)     Calculation of Time

        In the calculation of time limits under the grievance provisions, including arbitration, "days" shall mean calendar days excluding Saturdays, Sundays, Holidays, Vacations, and the scheduled days off of the aggrieved employee, whichever results in the longer period.

(e)     Postponement - Hearing

        A hearing at Step 2 may be postponed by mutual agreement of the Division Committeeperson and the department supervisor involved. A hearing at Step 4 may be postponed by mutual agreement between te Local Union Vice-President and the Director of Human Resources or his/her designated representative.

Section 6.     Grievance Steps

Step 1: An employee who feels that he/she has a grievance may, as soon as reasonably possible, discuss it with his/her immediate supervision and Union Steward. The employee's immediate supervision shall answer the grievance as soon as possible but no later than at the end of the next scheduled work shift of the aggrieved employee. Settlements made in this step of the grievance procedure shall have no precedent value.

Step 2: If the grievance has not been disposed of at Step 1, it shall be reduced to writing on an appropriate form and presented to the aggrieved





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

               employee's department supervisor. Such written grievance shall be signed by the employee or the Committeepersons of that Representation Division and shall be identified by number. The Union shall, to the best of its ability, state in the written grievance all of the facts justifying the grievance and the provision of te Contract involved. A hearing shall be held within thirty (30) days for shift workers and five (5) days for day shift workers. The hearing may be attended by the aggrieved employee, the District Steward, and the Division Committeeperson at the option of the Union; and by his/her Supervisor, and other representatives of the Company; and may include other affected parties mutually agreed upon in advance between the Division Committeeperson and the affected supervisors involved.

               Hearings shall be scheduled at 4:00 p.m. for employees on the afternoon shift and 7:00 a.m. for the employees on the night shift or any other mutually agreed time. The aggrieved employee's supervisor shall answer the grievance within ten (10) days after the hearing.

Step 3: If the grievance is not settled satisfactory at Step 2, it may be appealed at the option of the Union to either Step 3 or Step 4. If appealed to Step 3, the appropriate Division Manager will review the facts with the Committeeperson and will determine if a full hearing at Step 3 will be held, if the grievance will be returned to Step 2 for a rehearing, by mutual agreement with Committeepersons or if the appeal will be denied and passed on to Step 4. Replies to the appeal will be made within two (2) days. Hearings at Step 3 will be held on Thursdays or at a time mutually agreed to by the Division Committeeperson and the appropriate Division Manager. Hearings may be attended by the aggrieved Division Manager. Hearings may be attended by the aggrieved employee, Steward, Committeeperson at the option of the Union, and by the appropriate Division Manager and other representatives of the Company, and may include other affected parties mutually agreed upon in advance between the Division Committeeperson and the affected Division Manager involved. The Company will answer the grievance in writing within ten (10) days of the hearing.

Step 4: If the grievance is not settled satisfactorily at the 2nd or 3rd Step, it may be appealed in writing to the Director of Human Resources or his/her designated representative. Such written appeal shall state the reasons





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               why the decision in the second or third step is not acceptable, shall be signed by the Vice-President of the Local Union or respective Committeeperson, and shall be presented to the Director of Human resources or his/her designated representative, together with a copy of the Step 2 or 3 Company Answer.

               On Wednesday mornings, at 9:00 a.m. (or any other day mutually agreed to by the parties as the need arises) hearings shall be held on plantsite on any grievance appeals which have been delivered to the Director of Human Resources or his/her designated representative, by 10:00 a.m. three work days preceding the hearing. The attendance at this hearing shall include the Union General Grievance Committee and if mutually agreed upon, at the option of the Union, the aggrieved employee or employees, with pay, or persons deemed necessary by the Union; the Director of Human Resources or his/her designated representative, Division Manager, and other representatives of the Company. The Company shall answer the grievance in writing within fourteen (14) calendar days following the hearing.

Section 7.     Monetary Settlements

Any money due an employee as a result of the settlement of a grievance shall be paid within two (2) weeks following the settlement. Written notification will be given to the Vice-President of the Union to this effect.

Section 8.     Arbitration

(a)     Submission Procedure

        1. Controversies which may arise concerning the reprimand, discharge, or suspension of employees, or controversies concerning the application, interpretation, or alleged violation of this Contract, which cannot be amicably settled in previous steps in the grievance procedure, may be submitted for settlement to an Impartial Arbitrator. The Company will date stamp and delivery a copy of the final Step 4 answer to the Union Vice-President, or designated representative. A grievance shall be considered withdrawn unless he Union appeals the grievance to arbitration within forty-five (45) days from the date of stamp.





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        2.     At the option of the Union, the Union President or his/her designated representative, and, if it desires, an International Representative may meet with the Director of Human Resources or his/her designated representative and at the Company's option, the affected Division Manager(s) to discuss the grievance prior to submission to arbitration. Within ten (10) days following the above meeting, the Local Union President and the Chairperson of the Union's General Grievance Committee or designated representative, (and may at the option of the Union include an International Union Representative) shall meet with representatives of the Company during the Union representatives of the Company during the Union representative's scheduled working hours, without loss of pay and attempt to agree upon an Impartial Arbitrator. Should the parties be unable to agree upon an arbitrator, the Company and the Union shall alternately strike one name from the list, the first to strike to be decided by lot, until only one name remains, and the remaining arbitrator shall be the arbitrator to hear and decide the controversy.

(b)     1.     Grievances processed through Step 4 of the grievance procedure normally will be prepared to the Arbitrator in the Order that they are filed; however, the Union may indicate cases of high priority to be heard by the Umpire out of normal order.

        2. Any grievance filed on or after the date of this contract, which has not been assigned to the impartial arbitrator within three
               (3) years after the date of appeal to arbitration, shall be considered withdrawn by mutual consent on a non-precedential basis. Grievances filed prior to the date of this Contract shall not be subject to this Section or the corresponding Section of

        3. The Company shall have the right to schedule one grievance per contract year out of sequence to be arbitrated. If the Union's position is upheld in arbitration the Company shall pay the total cost of arbitrating the grievance. If the Company's position is upheld, or a split decision is rendered, the arbitration cost shall be paid in accordance with Contract Language [Article VII,
               Section 8(i)]. (Language taken from MOU "Scheduling Grievances for Arbitration" signed by the parties 5-2-85.)

        4. The Parties shall mutually agree upon fifteen (15) Impartial Arbitrators who shall be selected from lists submitted by both parties.

(c) Should one of the above arbitrators die, become incapacitated, or refuse to act, the parties thereto shall mutually agree upon a successor to the panel.

(d) Each party will strike one member of the arbitration panel in (b) above. The remaining members will be submitted for Q clearances, and will hear all grievances containing disclosure of classified information.

(e)     Stipulation of Issues

        The Company and the Union may stipulate the nature of the dispute and the issues involved jointly in one stipulation or singly in separate stipulations. In the event that the parties stipulate the nature and issues of the dispute singly, a copy of such stipulation shall be furnished the other party at the same time the stipulation is submitted to the arbitrator.

(f)     Hearing Date

        It is agreed by the parties to this Contract that arbitration cases shall be heard as soon as possible. On a date agreeable to both parties, the date to be set in conformity therewith by the arbitrator, the parties, or their designated representatives shall at the time and place appointed by the Impartial Arbitrator, appear and present either a written or oral statement of the issues involved for consideration by the Impartial Arbitrator. Any written statement of issues shall be furnished the other party at the arbitration hearing. In designation of the place, the Impartial Arbitrator shall be restricted to the area in which the plant is situated unless otherwise agreed upon. The Impartial Arbitrator shall schedule hearings of grievances in the order in which such grievances are submitted, unless the Company and the Union agree upon a different order for hearing.

(g)     Decision-Time Limit

        The Impartial Arbitrator shall render a decision on every grievance which has been submitted within thirty (30) calendar days from the date of hearing, unless additional time is requested by the arbitrator and is mutually agreed upon between the Company and the Union.

(h)     Implementation of Decision

        The decision of the Impartial Arbitrator shall be final and binding upon both parties and shall invoke immediate compliance by the parties. Any money due an employee as a result of such decision shall be paid not later than two (2) weeks following the receipt of a written decision to this effect.

(i)     Cost

        The expense and compensation of the Impartial Arbitrator shall be borne by and divided equally between the Union and the Company.

(j)     Attendance at Hearing

        In all proceedings under this section, the Company shall release from work the following employees when deemed necessary by the Union for a fair and reasonable presentation of its case before the Impartial Arbitrator without loss of earnings:

               1.     President
               2.     Members of the General Grievance Committee
               3.     A Steward
               4.     Two (2) Aggrieved Employees

        Additional employees will be released upon request without pay provided that supervision can make arrangements to efficiently continue the work.

(k)     Power of Arbitrator

        The Impartial Arbitrator shall not have the power to make any award changing, amending, or adding to the provisions of this Contract.

                                  ARTICLE VIII

                                    SENIORITY

Section 1.     Definitions

(a)     Permanent Vacancy

        An addition of an employee in a classification for a period in excess of thirty (30) days shall constitute a permanent vacancy, to be filled under provisions of Section 6(a) of this Article. When the addition is a new hire (exclusive of trainee and second class), the posting procedures under Article VIII, Section 6(b), will be initiated upon the employee's arrival in the department or within thirty (30) days of hire, whichever comes first.

(b)     Permanent Movement Procedure

        Permanent movements within a classification for a period in excess of thirty (30) days shall be made under provisions of Section 6(b), (c), and (d) of this Article.

(c)     Temporary Movement Procedure

        Temporary movements among groups within a classification shall be made under the provisions of Section 6(e) of this Article.

        When the Company determines that the absence of an employee who was replaced under Section 6(e) will exceed thirty (30) accumulated days the opening shall be posted or the temporary assignment discontinued.

(d)     Surplus

        A reduction of employees within a classification shall constitute a surplus.

(e)     Base Classification

        An employee's base classification is his/her base classification of record on the effective date of this Contract, or if hired thereafter, the classification in which he/she is hired.

(f)     Plantwide Seniority

        An employee's plantwide seniority shall be his/her plantwide seniority of record on the effective date of this Contract plus all time spent in the bargaining unit thereafter.

(g)     Classification Seniority

        An employee's classification seniority shall be his/her classification seniority of record on the effective date of this Contract in his/her then current classification plus accumulated time spent thereafter in such classification.

        Subsequent to the effective date of this Contract an employee who is permanently transferred to a classification other than his/her base classification shall be credited with prior accumulated time in that classification.

        An employee disqualified from trainee or operator-in-training, who qualifies and is awarded a plantwide posting into another classification at the time of disqualification, shall have such new classification as the employee's base classification. Such employee's base date will be the date of the award in the new classification. In such an instance the employee's base date and plantwide seniority date will not be the same.

        Employees who enter trainee or second class, subsequent to the effective date of this Contract will be given seniority credit for time spent in those classifications. Such classification seniority credit will be given upon reaching first class of their respective classification.

        Subsequent to the effective date of this Contract an employee who is permanently transferred to a base classification shall have as his/her classification seniority his/her total plantwide seniority.

(h)     Recall List

        The recall listing is defined as that list(s) on which an employee is placed at the time he/she is on recall to a classification(s). An employee at the time of layoff may elect at his/her option to be placed on more than one recall listing provided he/she has accumulated seniority for that classification.

        An employee placed on more than one(1) recall list will be paid a layoff allowance on a weekly basis as provided according to Article XII,
        Section 1. An employee wishing to be placed on only one (1) recall list will be paid a lump sum allowance according to Article XII, Action 1. An employee who is placed on more than one(1) recall list will no longer be considered eligible for recall to the classification refused.

        An employee in the Miscellaneous Group who is placed at his/her option on one or more recall list(s), other than the Miscellaneous Group list, shall be paid a layoff allowance on a weekly basis as provided according to Article XII, Section 1.

(i)     Miscellaneous Recall

        The following paragraph refers only to those employees with Miscellaneous Group classification seniority prior to May 2, 1988:

        An employee laid off from any Miscellaneous Group classification shall be placed on the Miscellaneous Group recall listing, and deleted from the recall listing for any one classification within the Miscellaneous Group. Such employee following recall to the Miscellaneous Group shall be placed on the recall list to his/her base classification within the Miscellaneous Group.

        NOTE: Those who enter Miscellaneous Group classifications for the first time after May 2, 1988 will be handled in accordance with Article VIII,
        Section 1(h).

(j)     Group

        The word "group" as used herein is defined as an organizational unit of one or more employees of the same classification within a shift assigned similar and common work of their classification, as determined by the Company. However, the Company shall not eliminate or consolidate groups without just cause.

Section 2.     Continuous Service

An employee's continuous service with the Company shall consist of the time actually spent on the payroll, plus properly approved absences from work, to be determined under the following rules:

(a)     Leave of Absence

        When an employee is on a leave of absence granted by the Company, his/her service shall be considered as continuous without any deductions if the absence does not exceed one year. However, service shall be considered as continuous without any deductions for employees on leave of absence for:

        (1)   Occupational disability under Article IX, Section 1(b);

        (2) Public office under Article IX, Section 2(c) for the duration of a single term of office only;

        (3)   Non-occupational disability under Article IX, Section 1(c);

        (4)   Union official on full-time international status under Article IX,
              Section 2(a), not to exceed four years;

        (5)   Educational Exit under Article IX, Section 1(e).

(b)     Military Service

        An employee who leaves the employment of the company to enter military service, either by voluntary enlistment or by induction under the Selective Service System, shall be reinstated under the provisions of applicable Federal Statutes, upon application within the designated period of time following honorable or general discharge, provided he/she qualifies under the seniority rules and is physically capable of performing the work required. Upon reinstatement, such employee shall be given credit for continuous service from the time he/she left the employment of the Company to enter Military Service to the date of reinstatement.

(c)     Laid Off-Service Credited

        A laid off employee shall accumulate service for a period of time equal to his/her continuous service at the time of layoff, but not to exceed two (2) years for any single period of layoff. A laid off employee will have recall rights for five (5) years.

        If a laid off employee is recalled he/she shall be credited with the accumulated service. (Refer to Memorandum of Understanding entitled "Laid Off-Service Credited," page 92).

(d)     Loss of Service

        An employee shall lose continuous service when he/she is discharged, released, resigns, retires, accepts layoff without recall rights, is on continuous layoff for more than five (5) years from date of layoff, or when he/she is on the recall listing, but not on the active payroll and declines or fails to report or make satisfactory arrangements within ten
        (10) calendar days after being notified of a recall. If such employee is later rehired, he/she shall be considered a new employee and continuous service shall date from the date of most recent hire. (See MOU, Credited Service Rule and Adjustments, page 143.)

(e)     Notification-Recall

        An employee shall be considered to be notified of a recall opportunity when an offer of recall has been sent by registered mail to the most recent address as recorded in the Hourly Personnel Department. Copies of registered letters to recalled individuals will be mailed to the Union Vice-President at the time mailed to recalled individuals.

Section 3.     Probationary Period

A new employee shall be considered a probationary employee and shall have no seniority rights for the first thirty (30) calendar days of employment. A probationary employee shall be subject to layoff, discipline, or discharge at the sole discretion of the Company for the first ninety (90) calendar days of employment.

Section 4.     Security Clearance Requirement

Should the security clearance granted to any employee be suspended or cancelled by DOE, such employee may be discharged immediately and such discharge shall not be subject to the Grievance Procedure. However, if such action by DOE is later reversed, the employee shall be reinstated without loss of seniority, compensated for all earnings lost and credited with such time as continuous service.

Section 5.     Reduction in Force

(a) When a reduction in force is to be made in a classification, the employee having the least amount of classification seniority shall be the first to be declared surplus.

              When a surplus is declared to any 1st Class or Operator category -

              (1) Employees in the trainee classification of the base classification shall be the first to be declared surplus.

              (2) Employees in the 2nd class of the base classification shall be next to be declared surplus.

(b)     Surplus Options

        If further reductions are required, an equivalent number of senior employees will be permitted to take voluntary layoff as stipulated in paragraph (f) of this section. should further reductions be necessary, the following procedure will apply:

        (1) Return to base classification. An employee in returning to a base classification may use his/her plantwide seniority to displace the employee with the least classification seniority, and exercise bumping privileges under the provisions of Section 6(c) of this Article.

        (2) An employee with Miscellaneous Group seniority prior to May 2, 1988, and is surplused from a Miscellaneous Group classification only may transfer to (or use his/her plantwide seniority to return to) any classification in the Miscellaneous Group, for which qualified, provided he/she has more plantwide seniority than an employee in such classification. An employee who has transferred to any other classification in the Miscellaneous Group as the result of a reduction in force shall have, for purposes of subsequent reduction in force only, classification seniority equal to his/her plantwide seniority.

        (3)    Or accept layoff

               However, any employee in the Miscellaneous Group who elects to accept layoff when subject to immediate recall to another classification in the Miscellaneous Group, for which qualified, can only be placed on recall to the classification from which he/she is accepting layoff. This exception will take preference over Article VIII, Section 1(h) and (i).

               NOTE: Employees with Miscellaneous Group seniority beginning after May 2, 1988 will be handled in accordance with Article VIII, Section 5(b)(1).

(c)     List of Surplused Employees

        In the event of a surplus, the three Division Committeepersons and the Steward of the classification affected shall be given a list of the names of the employees who are surplus, together with the effective date of such surplus.

(d)     Announcement of Layoffs

        The Director of Personnel or his/her designated representative shall, where practical, give the Local Union President advance knowledge of scheduled layoffs.

(e)     Layoff List

        In the event of a layoff, the Employment Department shall mail to the Union Office a list of the names of the employees laid off.

(f)     Voluntary Layoff Options

        (1)    Voluntary Layoff with Recall Rights

               Any employee within the classification having more seniority than the employees who are scheduled to be laid off may accept a voluntary layoff as provided in paragraph three (3) below. The employee will be placed on the recall list of the classification from which he/she is laid off.

               Employees electing to take voluntary layoff will be paid a layoff allowance on a weekly basis up to the eligibility shown in
               Article XII, Section 1.

        (2)    Voluntary Layoff Without Recall Rights

               Any employee within the classification having more seniority than the employees who are scheduled to be laid off may accept a voluntary layoff without recall rights to thereby reduce the personnel units otherwise scheduled to be laid off, provided procedure in paragraph (3) below is followed. Employees accepting a voluntary layoff without recall rights will be paid a lump sum layoff allowance consistent with Article XII, Section 1.

        (3)    Voluntary Layoff Application Procedure

               A. Written application must be made to the Hourly Personnel Department requesting a voluntary layoff. This application must be presented during the first half of the period between the date of announcement of the reduction in force and effective date of the layoff.

               B. Form A-1500, "Acknowledgment of the Conditions of Layoff," will be signed by employees electing to take voluntary layoff.

        (4) The senior employees permitted to accept a voluntary layoff from any classification shall not exceed the number scheduled to be surplused from such classification.

Section 6.     Permanent, Additional, Temporary Movements

(a)     Filling Permanent Vacancies

        (1)    A.    When the Company has determined that a permanent
                     vacancy exists in a classification, qualified employees on recall to that classification shall be recalled in order of classification seniority (for purposes of such recall, this shall mean total accumulated time recorded in the classification) whether they have displaced other employees in the plant or have left the plant.

               B. However, when the Company has determined that a permanent vacancy exists in a classification within the Miscellaneous Group, qualified employees on recall to such classification who have not left the plant shall be recalled in order of classification seniority (for purpose of such recall, this shall mean total accumulated time recorded in the classification). The next step in filling such vacancy would be to recall employees who are on the Miscellaneous Group recall listing in order of plantwide seniority, provided they qualify to fill such vacancy.

                     If such vacancy still exists, the procedure would be to post within the Miscellaneous Group classifications only. Only those employees currently in Miscellaneous Group classifications would be eligible for consideration, utilizing Miscellaneous Group classifications seniority.

        (2) When a permanent vacancy cannot be filled by the procedure in (1) above, it shall be posted for seven (7) calendar days at fifteen
               (15) mutually agreed upon plant locations.

        (3) Permanent vacancies shall be awarded to the employee with the most plantwide seniority in another classification, who is qualified, and who has signed the posting. (Those people who wish to cancel their bid must do so within four (4) calendar days from the date that the posting is removed from the board. This cancellation must be submitted to the Employment Department in writing by 4:00 p.m. on the fourth day.)

               Classification seniority will begin the date of the award. In the event a grievance is filed concerning qualifications under the preceding sentence it shall be initiated at and heard in the Hourly Employment Department. The hearing may be attended by the aggrieved employee and a member of the General Grievance Committee. If the grievance is not settled satisfactorily it maybe appealed to the Fourth Step in the Grievance Procedure. In the event a dispute concerning qualifications is referred by either party to Arbitration, the Impartial Arbitrator shall have the authority to render a decision based on the criteria established by the Company.

               (a) An employee who has been awarded a permanent vacancy shall be transferred as soon as possible but not later than thirty (30) days after the vacancy posting period has been completed.

               (b) An employee who has been awarded a permanent vacancy shall be required to accept the vacancy.

               (c) An employee awarded a vacancy shall be given a reasonable length of time with proper instructions to learn the job. If unable to learn the job he/she may return to his/her last prior classification, displace the employee with the least classification seniority and exercise bumping privileges under the provisions of Section 6(c) of this Article.

               (d) When a permanent vacancy cannot be filled by the procedure outlined above, consideration shall be given to a qualified employee not on the active payroll but on an active recall list. If an employee does not accept such offer of a permanent vacancy in the classification involved, he/she shall not be removed from the active recall list(s) on which he/she presently appears.

               (e) Employees awarded permanent vacancies shall be advised by letter by the Employment Department within seven (7) days after the posting has been completed.

               (f) After vacancies have been awarded, a list of employees awarded such vacancies shall be posted at each of the fifteen (15) posting locations. These lists shall be identified, showing the classification in which the award was made. Copies of these lists shall be sent to the Union.

               (g) Any employee classified as an Operator who bids for and is awarded a vacancy in another Operator classification or Operator in Training classification shall be paid the highest Operator in Training rate until completion of training and qualified in the new Operator classification. Operators will be given first preference for Operator or Operator in Training vacancies.

(b)     New Hires

        The Company may hire and assign a newly hired employee(s) to fill the vacancy or vacancies (first time placement only) until the next realignment without posting the vacancy(s). Subsequent movements before the next realignment shall be by contract.

(c)     Addition to a Classification (Bid, Recall)

        (1) When the Company determines that a personnel unit(s) is to be added to a classification, the Company shall post a notice designating the group(s) needing an increase in personnel units, which may be signed by any employee in that classification. The posting shall be for seven (7) calendar days on the Department Bulletin Boards of those departments to which employees in the classification are assigned.

        (2) The employee(s) with the most classification seniority who has signed the posting shall be moved into the designated group.

        (3) The Company shall post again as in Item (1), and accomplish the second movement as in Item (2).

        (4) Regardless of classification seniority, the added employee in the classification shall move into the group from which the employee in Item (3) moved. However, when more than one employee is being recalled to more than one group at the same time, the recalled employees shall be canvassed in order of classification seniority to determine preference among such groups.

        (5) These movements resulting from any posting under Item (1) shall be accomplished not later than the second Monday following the determination of the moving employees under Items (2), (3), and
               (4).

        (6) Not more than three permanent movements within a classification shall result from each posting under Item (1).

        (7)    Refer to Memorandum of Understanding "Permanent
               Movement, Reduction in Force (Assistant Boiler Operator - Boiler Operator - Stationary Engineer) Steam Plant
               Classifications," page 93.

(d)     Returning to a Classification

        When a personnel unit(s) returns to a classification under Section 5(b)(1) (Reduction in Force), under Section 6 (a)(3)C (return to last prior classification) from a leave of absence, or from military service as provided under Section 2(b), the returning employee shall return to the group which he/she left. Should this create an excess in that group, procedures outlined in Section 6(d) shall be followed.

(e)     Permanent Movements Within a Classification

        (1) When the Company determines that there is a need to increase the personnel units in a group and to decrease the personnel units in another group within the same classification, for a period in excess of thirty (30) days, the Company shall post a notice designating the groups involved which may be signed by any employee in that classification.

        (2) The employee with the most classification seniority who has signed the posting shall be moved to the group in which the Company indicated there is a need.

        (3) The group in which the Company determined there is an excess number shall be canvassed to determine if an employee in the excess group desires to fill the vacancy created in Item (2). If no employee elects to accept the vacancy, then the least senior employee in the excess group shall move to any group where the employee can displace an employee with less classification seniority. The least senior employee in such group which has been displaced shall be permitted to bump to any group in the classification where he/she can displace a less senior employee. This procedure will continue until the need is filled, but not for more than three bumps. If the need has not been filled after three bumps have occurred, the employee displaced by the third bump shall be assigned to the remaining opening.

        (4) In the event no one signs the posting under Item (1) and no movement results under Item (2), then the excess group shall be canvassed in order of classification seniority to determine if anyone desires to accept bumping privileges. If no employee elects this option then the least senior employee in the group shall move to any group where he/she can displace a less senior employee. If an employee in the excess group chooses to bump or if the least senior employee in the excess group must bump, then the least senior employee in the group which is displaced by the movement out of the excess group shall be permitted to bump to any group in the classification where he/she can displace a less senior employee. This procedure will continue until the need is filled, but not for more than three bumps. If the need has not been filled after three bumps have occurred, the employee displaced by the third bump shall be assigned to the remaining opening.

(f)     Temporary Movement Within a Classification

        The following procedures are established which shall give consideration to seniority in temporarily assigning employees among groups within each classification:

        (1) When assignments between established groups are to be made for periods in excess of a partial workday, the selection of employees for these assignments shall be made as follows:

               A. The employees within the group(s) from which supervision determines the assignment(s) can be made, but only those who are then working, shall be canvassed in order of their classification seniority. If no one desires to accept such temporary assignment, the least senior employee(s) canvassed in each such group shall be temporarily assigned.

        (2) This procedure does not apply to any group(s) where the practice has been to make daily assignments of work. However, groups shall be identified or established to minimize the necessity for temporary assignment between groups, as outlined in the letter of intent dated May 2, 1972.

               A one-time realignment will be conducted when an existing group is redesignated for this purpose. New group(s) established for this purpose will be filled under procedures in Section 6(d) of this Article.

        (3) An employee on a temporary assignment shall be returned to his/her group when the temporary assignment is completed or the need is permanently filled as provided elsewhere in Section 6.

        (4) Refer to Letter of Intent, regarding groups to minimize temporary transfers, page 94.

Section 7.     Returning to the Bargaining Unit

(a)     Salary - Hourly

        Employees who leave the bargaining unit for a non-bargaining unit position following the adoption of this agreement: 1) if they are employees with less than one year of bargaining unit service, they are without return rights on the basis of the bargaining unit service; 2) if they are employees with one year or more of bargaining unit service, they are with return rights on the basis of the bargaining unit service if they remain in the non-bargaining unit position for less than 31 calendar days. The procedure for returning to the bargaining unit will be in accordance with provisions of Article VIII, Section 6(a)(3)C. For each day spent out of the bargaining unit, the employee losses one (1) day of bargaining unit seniority.

(b)     Temporary Supervision

        A bargaining unit employee may accept an assignment in a temporary supervisory capacity for fifteen (15) accumulative days each contract year without loss of seniority. Once an employee exceeds the fifteen
        (15) accumulative days in one contract year he/she would be considered the same as in paragraph (a) above.

(c)     Temporary Instructor

        A bargaining unit employee may accept an assignment as a temporary instructor. These assignments are viewed differently than other non-bargaining unit positions. Accordingly, paragraphs (a) and (b) above do not apply to temporary instructors.

Section 8.     Posting Criteria

A permanent vacancy posting for any classification listed in Appendix C shall list the following: classification, rate range, and minimum of experience. Postings under Section 6(b) and (d) for permanent movements within a classification shall list the following: classification, department, shift, group, immediate supervision, and current working schedule.

Section 9.     Seniority List Distribution

Each six (6) months, sixteen (16) current copies of seniority lists, and each month sixteen (16) supplemental lists of new employees shall be furnished the Union General Grievance Committee.

Section 10.    Realignment

(a)     Determination

        In January, the employees within each classification may have a realignment. The Union shall determine whether 50% of employees within a classification prefer a realignment. Such determination will be reviewed with the Company.

(b)     Effective Date

        (1) If the employee(s) within the classification prefers a realignment, it will become effective the first full week in March. The Union shall initiate a canvass of all employees in the classification in order of their classification seniority to record their preference for assignment among the groups within the classification.

        (2) The Company shall furnish to the Union the necessary canvass sheets one week prior to the start of the canvass.

        (3) Employees who are on official Leave of Absence or who are not in the classification the Monday of the first full week of the canvass shall not realign.

        (4) To allow time for training that may result from realignment movement, canvassing for mutually agreed upon classifications will commence no later than December 1, and be completed within thirty (30) calendar days. No employee shall be moved to a new job until he/she has been adequately trained. Until trained for the new position, an employee will not be placed on the overtime list for the new position. The Company may assign employees for training for up to forty (40) hours prior to movement to a new position.

        (5) Unless mutually agreed, the effective date of the realignment shall be in accordance with paragraph (1) above.

(c)     Canvass Sheet Designations

        The classification realignment canvass sheets shall list and identify all the groups within the classification and their respective department, shift, immediate supervision, and current working schedule.

        If there is a change in department, shift, general work content or current working schedule of the above groups as determined by the Company the employees in the affected group(s) shall be permitted a bump, then the procedure outlined in Section 6(d)(4) of this Article will be followed. If there is a disagreement over whether there is a change in the above, a grievance may be initiated at Step 4 as outlined in Article VII, Section
        4. The committeeperson will notify the affected supervisor of employees who desire to exercise a bump.

Section 11.    Placement of Occupationally Disabled Employees

When the Company determines that an occupationally disabled employee can perform duties in his/her classification, the Division Committeeperson and respective department manager shall agree upon a group within the employee's classification in which such disabled employee shall be placed consistent with medical restrictions as established by the Company Medical Department. Such group may be considered an excess group and movements made as provided in Section 6(d) of this Article. When such medical restrictions are removed by the Company Medical Department, the employee shall be returned to the group he/she left. Should this create an excess, procedures provided in Article VIII, Section 6(d), starting with Item 3, shall be followed.

If agreement cannot be reached, the employee may be placed consistent with his/her medical restriction. An employee placed consistent with this provision will suffer no reduction in his/her rate as a result of his/her placement. (Refer to Memorandum of Understanding entitled "Physical Examinations," page 95.)


                                    ARTICLE IX

                                 LEAVE OF ABSENCE

Section 1.     Qualification and Reinstatement

(a)     Personal Reasons

        Except as stated in Section 1(e) of this Article, an employee may be granted a leave of absence for personal reasons without pay up to fifteen (15) days upon application to the Company in writing, provided the employee presents evidence acceptable to the Company that such leave of absence is for a reasonable purpose and provided further that such leave of absence shall not unreasonably interfere with operations. Such leave may be extended where necessary upon application for extension in writing and upon presentation of evidence satisfactory to the Company that such extension is necessary, provided such extension does not unreasonably interfere with operations.

(b)     Occupational Disability

        An employee shall be granted a leave of absence for the period of an occupational disability upon approval of the Company Medical Department. An employee who returns to work after a leave of absence for an occupational disability shall be reinstated in the classification from which he/she left provided he/she first obtains clearance from the Company Medical Department.

(c)     Non-occupational Disability

        An employee shall be granted a leave of absence for the period of a nonoccupational disability but not to exceed two years upon presentation of evidence satisfactory to the Company. An employee who returns to work after a leave of absence for a nonoccupational disability shall be reinstated in the classification from which he/she left, provided first medical clearance is obtained from the Company Medical Department. However, an employee who is cleared for work, within a two-year period, but is unable to perform the work in the classification due to a medical restriction, as determined by the Company Medical Department, shall exercise plantwide seniority to move into any classification which the medical restriction permits, provided he/she is qualified. However, if he/she elects not to exercise plantwide seniority to move, he/she may be terminated for medical reasons. An employee who is not cleared to return to work upon the expiration of a leave of absence for non-occupational disability may be terminated for medical reasons after two (2) years.

(d)     Dispute

        In the event there is a disagreement between the Company Medical Director and the employee's physician regarding the medical evidence presented at the time of the employee's return from injury or illness, at time of job transfer, or restriction from classification, the question shall be submitted to a third physician selected by the two physicians. The medical opinion of the third physician after examination of the employee and consultation with the other two physicians shall decide such question. The expenses of the third physi-cian shall be borne jointly by the Company and the Union. In the event the third physician rules in favor of the employee, the employee shall be made whole for all earnings and benefits lost as provided under provisions of this Contract.

(e)     Educational Exit

        An employee may leave the employ of the Company after completion of one
        (1) year continuous service and upon approval of the Company in order to attend an accredited college or university, or a recognized trade or vocational school and shall be reinstated upon application provided he/she can qualify under the seniority rules, is physically capable of performing the work required, is granted a clearance and applies for reemployment within thirty (30) days after leaving the college, university, or school. Trade or vocational school for purposes of this clause is one which provides training or a course of study related to jobs performed for the Company. The employee upon reinstatement shall be given the service he/she had when he/she left the Company, plus time spent in school, not to exceed four (4) years. The employee shall notify the employer in writing of the name of the school, the date of entry, and the expected length of the course of study. He/she shall confirm the continuation of his/her school attendance at annual intervals thereafter, subject to quarterly review. It is understood the employee will not be eligible for any Company benefits while on an educational exit. The employee must return to the active payroll before becoming eligible for contractual benefits.

Section 2.     Union or Government Official

(a)     Union Official - Full Time

        Upon written request to the Company made by the Union a reasonable period in advance, an employee certified by the Union to be a full-time Union official shall be granted a leave of absence without pay to engage in work pertaining to the business of the Union. The number of employees granted such leaves of absence shall not exceed four (4) at any time.

(b)     Length of Leave

        Each such leave of absence shall be for a period no less than seven (7) days and no longer than one (1) year, and shall be granted only at such times as shall not unreasonably interfere with operations. Leaves of absence shall not be renewable from year to year except as mutually agreed by the parties.

(c)     Elected Official - Full Time

        Upon written request to the Company an employee shall be granted a leave of absence to serve full-time in an elected or appointed Federal, State, or Local government position for the duration of a single term of office only.

(d)     Security Identification

        An employee granted such leave of absence must return all security identification issued and shall be issued appropriate identification.

Section 3.     Absence  Notification

(a)     Responsibility

        An employee is responsible for notifying the Company, in advance, if possible, when unable to report for work as scheduled, including the reason thereof.

(b)     Failure to Notify

        An employee who is absent from work for five (5) successive scheduled workdays without notifying the Company, shall be considered to have resigned voluntarily.

Section 4.     Failure to Report on Expiration

An employee who does not return to work by the fourth scheduled workday following the expiration of a leave of absence or any extension thereof without notifying the Company shall be considered to have resigned voluntarily.





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

                                    ARTICLE X

                                  HOURS OF WORK

Section 1.     Definitions

Workday means the 24-hour period beginning at 12:00 midnight.

Workweek means the 7-day period beginning at 12:00 midnight on Sunday.

7th Consecutive Day means the 7th consecutive workday in the workweek, i.e., the 24-hour period beginning at 12:00 midnight on Saturday.

Working Schedule means the hours of shifts to be worked by employees and the day or days on which such shifts are to be worked.

Section 2.     Standard Workday-Workweek

A standard day's work shall consist of eight (8) hours worked within a workday. A standard week's work shall consist of five (5) standard day's work within a workweek amounting to a total of forty (40) hours. (See also MOU re 10 and 12 Hour Shifts, pp. 122 and 124.)

Section 3.     Working Schedule

(See also MOU re 10 and 12 Hour Shifts, pp. 122 and 124.)

(a)     Shift Hours

        The following shift hours are recognized as standard for regular three-shift continuous operations: Day Shift - 8:00 a.m. to 4:00 p.m.; Afternoon Shift - 4:00 p.m. to Midnight; Night Shift Midnight to 8:00 a.m.

(b)     Rotating Shifts

        Three-shift or continuous operations are scheduled to be manned by groups or crews of employees designated as A, B, C, D and/or AA, BB, CC, DD Shifts who are scheduled in accordance with the annual working schedules printed following the Appendices.

(c)     X, Y, Z, Shifts

        Three-shift rotating operations, Monday through Friday, are to be manned by groups of crews of employees designated as X, Y, and Z shifts. Shift hours are recognized as: day shift (8:00 a.m. to 4:00 p.m.); afternoon shift (4:00 p.m. to 12:00 midnight); and night shift (12:00 midnight to 8:00 a.m.).

(d)     "O" Shift

        The following hours are recognized as standard for regular one-shift operations: 7:30 a.m. to 4:00 p.m. on any day Monday through Friday. This is designated as "O" Shift.

(e)     Irregular Shift

        An irregular shift is an eight-hour shift other than Day, Afternoon, Night, or "O" Shifts. Irregular shifts may be established as required.

(f)     "R" Shift

        Except as otherwise required, "R" Shift is scheduled 8:00 a.m. to 4:00 p.m., Tuesday through Saturday.

(g)     Trading Shifts

        Employees may trade shifts or days off with the prior approval of their respective supervision, and provided further that no overtime premium is involved.

(h)     Wash-up/Clothes Change

        The Company shall continue its practices of allowing employees assigned to red jobs a reasonable amount of time during working hours for wash-up and/or clothes change activity required by the Company.

        All other employees shall be ready to work at the start of their shift.

        Employees assigned to other than red jobs where coveralls are required will be allowed no more than eighteen (18) minutes for wash-up and/or clothes change activity to be taken at the end of the shift unless otherwise permitted.

        Other employees shall be allowed no more than twelve (12) minutes for wash-up and/or clothes change activity at the end of the shift unless otherwise permitted.

(i)     Notification of Change

        The Union shall be notified in advance when possible of any extended change in the present working schedule; however, the provisions of this Contract shall not be considered as a guarantee by the Company of a minimum number of hours per day or per week or pay in lieu thereof, nor a limitation on the maximum hours per day or per week which may be required to meet operating conditions.

(j)     Refer to Memorandum of Understanding "Shift Schedule Steam Plant (X-
        600)," page 96.

Section 4.     Overtime Opportunity

(a)     Responsibility

        It shall be the responsibility of supervision to keep overtime lists by classification, group, department or departments, according to overtime worked. Lists will be arranged by seniority, and overtime will be offered to the most senior low-hour employee excluding those employees working in a temporary supervisory capacity. Deviations from this procedure will be considered proper and equitable if there is good reason for such deviation and not more than sixteen (16) hours difference among employees exists within an overtime list. There will be no master list in classifications or departments which employ multiple lists, except in those areas which employ the one-list concept. However, the method of offering and charging overtime opportunities will be the same. Any time an overtime list exceeds the sixteen (16) hour balance, all employees out of balance will be charged and paid sufficient number of hours to bring the list in balance.

        (1)    A.     Applicable overtime lists which have been established
                      shall be posted and kept up to date as overtime occurs.

               B. Lists shall be posted in an accessible location to enable employees to review.

        (2) (Item 2) When determined during a shift that additional employees are needed on the following shift, it shall be offered to those who are currently working on their regularly scheduled shift.

        (3) (Item 3) When determined during a working shift that additional employees are needed on that shift, it shall be offered to those who are normally scheduled to work on the oncoming shift.

        (4) (Item 4) When determined that overtime shall be utilized to supplement a regular weekly working schedule which cannot be offered according to 2 and 3 above, it shall be offered as established in the first paragraph of this section for departments using a one-list concept, and departments using multiple lists shall offer the overtime to individual(s) in the group(s) currently performing the work who will be available.

        (5) In offering overtime, it is understood the Items 2 (off-going shift) or 3 (on-coming shift) shall not take precedence over Item 4 if applying Item 2 or 3 shall result in exceeding the sixteen
               (16) hour difference between employees within a list.

        (6) An employee moving to a new list shall be put on the list according to classification seniority, and if the employee has more hours than the maximum on that list, the hours will be reduced to that maximum. When an employee has fewer hours than the minimum on that list, the minimum hours on that list will be assumed.

               When an employee is neither higher nor lower, actual hours will be carried to the new list.

               New employees, employees who return to the bargaining unit, and employees who move from one classification to another, shall assume the maximum number of hours on the overtime list on which they have been placed.

        (7) Each year after realignment, supervision may readjust the overtime list for easier administration by reducing the hours of the low-hour employees to zero (0) and reduce the remaining employees by the same number of hours.

        (8) Employees shall be contacted for overtime except for those on any type of authorized leave of absence, including jury duty and funeral leave. Employees who miss overtime because they are absent for any reason, or who refuse when offered, or who are not readily available by telephone, or working in a temporary supervisory capacity, shall be charged overtime as having been offered the overtime. Employees on any type of authorized leave of absence, including jury duty and funeral leave, shall return from leave in the same relative position within the overtime group as when the absence began. If in offering overtime an employee would exceed the sixteen (16) hour limit due to the fact the employee is working the shift on which the overtime is being worked, sufficient hours will be charged to keep the list in balance.

        (9) A minimum of 2.7 overtime hours shall be charged any time a pay minimum or guarantee of 4 hours is involved. However, if no guarantee is involved, then actual hours and tenths of an hour shall be charged but not less than one hour.

        (10) Each year in conjunction with realignment an employee may request that his/her name be removed from the classification, department or group overtime list for call-in purposes only, and in addition once each year at the option of the employee have his/her name either added to, or removed from the call-in overtime list by written application to supervision.

        (11) In order to resolve disputes which may occur in the application of the overtime procedure, they shall first be reviewed by a joint Company-Union committee, made up of two Company and two Union representatives. The establishing, combining, or eliminating of overtime lists will also be subject to the Committee review. Failure to resolve the issue will then make it subject to the grievance procedure.

        (12) Whenever overtime is to be offered, supervision has the option of consulting the Committeeperson or Steward and if agreement is reached on who is to be contacted the Company will not be liable for any misapplication.

        (13) All overtime opportunities shall be charged when offered (Reference paragraph (8) above). If an overtime opportunity is cancelled, charged hours for that opportunity shall be removed. No more than a maximum of eight hours shall be charged for any one eight-hour work period.

        (14) Classifications or groups may establish overtime practices that are not addressed by contract language. However, such practices may be established only by a consensus of two-thirds of the affected classification(s) or group(s) and with the consent of the appropriate supervision.

        (15) An employee unable to move to his/her new job due to Article VIII, Section 10(b)(4), shall remain on the overtime list of the present job until he/she is adequately trained and moved to the new job.

Section 5.     Overtime or Premium Hours

(a)     Duplication of Premium Hours

        Overtime or premium payments shall not be duplicated for the same hours under any of the terms of this Contract. Hours that are compensated for as overtime or premium under one provision shall not be counted as hours worked in determining overtime or premium compensation under the same or any other provision, except as provided in Section 5(b). (Refer to MOU regarding overtime opportunities for shift employees, page 97.)

(b)     Crediting of Hours

        (1) Jury duty time, vacation, funeral absence, schedule change, Code 95 time, holiday worked, Reporting for Work, Section 12(a)(1)], and 6th consecutive day worked, which are compensated for under other appropriate provisions of this Contract shall be credited as hours worked in computing overtime and in determining days worked for 6th and 7th consecutive day application, except that, to avoid duplication, there shall be credited only eight (8) hours for any one calendar day.

        (2)    Holiday not worked but paid shall be credited in the same manner.

(c)     Offsetting Overtime Hours

        An employee shall not be required to take off a corresponding amount of time before the end of his/her regular shift or in any subsequent scheduled workday in the same workweek to offset any overtime worked.

Section 6.     Transportation

The Company shall continue its practice of arranging transportation home for employees who work overtime without sufficient prior notice thereof.

Section 7.     Overtime or Premium Payments

(a)     Time and One-Half

        An employee shall be paid at the rate of one and one-half (1-1/2) times base hourly rate of pay and at the rate of one and one-half (1-1/2) times any applicable shift differential for:

        (1)    All hours worked in excess of eight (8) hours in any twenty-four
               (24) hour period or for all hours worked in excess of forty (40) hours within the workweek, whichever method of computation provides at the end of the workweek the greater total pay to the employee. (Also see MOU 10 and 12 Hour Shifts, pp. 122 and 124.)

        (2) All hours worked on the sixth (6th) day worked in a workweek, provided he/she has worked or is credited with a minimum of four
               (4) hours in each of the preceding five (5) workdays of that workweek. (Refer to MOU regarding overtime opportunities for shift employees, page 97.) (Also see MOU 10 and 12 Hour Shifts, pp. 122 and 124.)

        (3) Schedule change, payment for the first eight (8) hours worked on a new schedule except when such change is made at the request of or for the convenience of the employee or unless notified thereof in the preceding workweek of a change in an employee's working schedule from one shift to another, from one roll-out day to another, or in scheduled vacation.

(b)     Two Times

        An employee shall be paid at the rate of two times base hourly rate of pay and at the rate of two times any applicable shift differential for:

        (1) All hours worked in excess of sixteen (16) continuous hours, exclusive of the non-paid lunch period for "O" Shift, and for all hours worked on the seventh (7th) consecutive day worked in a workweek, provided he/she has worked or is credited with a minimum of four hours in each of the preceding six workdays of that workweek. (Also see MOU re 10 and 12 Hour Shifts, pp. 122 and 124.)

        (2) Schedule change, if such change results in more than eight (8) hours worked in a 24-hour period or more than forty (40) hours worked in a workweek, except when such change is made at the request of or for the convenience of the employee.

(c)     Two and One-half Times

        An employee shall be paid at the rate of two and one-half (2-1/2) times base hourly rate and at the rate of two and one-half (2-1/2) times any applicable shift differential for:

        (1) All hours worked on a day observed as a holiday.

(d)     Holiday Call-in

        An employee who is required to work on a holiday that was scheduled as a day off shall be paid eight (8) hours at base hourly rate, and shall be paid at the rate of two (2) times base hourly rate and (2) times applicable shift differential for all hours actually worked up to and including eight (8). All hours worked in excess of eight (8) shall be paid under Section 7(c).

(e)     Special Consideration-Credited Hours

        As an exception to premium payment for hours not worked and for the express purpose of compensating an employee who works an overtime opportunity on his scheduled day(s) off and has prescheduled vacation, jury duty or funeral absence on the sixth or seventh workday of the workweek, all hours worked or credited over forty (40) hours will be paid in accordance with the sixth and seventh workday principle. (Also see MOU re 10 and 12 Hour Shifts, pp. 122 and 124.)

(f)     Temporary Work Assignments

        An employee who at the request of the Company is temporarily required to work in a classification other than his/her own shall be paid at the rate of one and one-half (1-1/2) times of either the employee's rate of pay, or the rate of the classification to which he/she is assigned, whichever is higher, and at the rate of one and one-half (1-1/2) times any applicable shift differential for all time spent performing such work except in those situations which have been established by long-standing past practice, in emergencies, or when the assigned classification is not available for call-in.

        An employee assigned under long-standing past practice, in emergencies, or when the assigned classification is not available for call-in, shall suffer no reduction in rate of pay. When assigned temporarily to do work in a classification having a higher labor grade, the employee shall be paid the maximum rate of the higher labor grade.

(g)     Mis-assigned Work

        In cases where the Company and the Union mutually agree that work was mis-assigned, the classification whose work was mis-assigned shall be paid one-half straight time base hourly rate for the actual time required to perform the work. The classification who performed the work shall no longer be paid.

Section 8.     Holidays

(a)     Eleven Holidays

        The following holidays shall be observed: New Year's Day, Good Friday, Memorial Day, Independence Day, an additional holiday which shall be the day related to Independence Day, Labor Day, Columbus Day, Thanksgiving, the day after Thanksgiving, Christmas, and a day related to Christmas. The additional holiday shall be observed on a day Monday through Friday as mutually determined. An employee may take either Martin Luther King, Jr.'s birthday or the holiday related to Independence Day as his/her eleventh holiday. Designation of the holiday to be taken must be given to appropriate supervision by the end of December preceding the calendar year during which holidays are to be observed. Martin Luther King, Jr.'s Birthday is observed on the third Monday in January.

(b)     Saturday/Sunday

        Should one of these holiday fall on a Sunday, the following Monday shall be observed as the holiday, and work on such Sunday shall not be compensated for under the holiday pay rules. Should one of these holidays fall on a Saturday, the preceding Friday shall be observed as the holiday and work on such Saturday shall not be compensated for under the holiday pay rules.

        These changes shall not apply for A, B, C, D and/or AA, BB, CC, DD shifts as holidays will be scheduled on work days.

(c)     Not Worked

        An employee who is not scheduled to work on a day observed as a holiday or who is scheduled to work and reports off before the start of the shift due to illness shall be paid an amount equal to eight (8) times base hourly rate, provided he/she works a minimum of eight (8) hours in the week in which the holiday is observed or is absent because of funeral leave, jury duty, military leave, Code 95 (for negotiation meetings only), or on an approved vacation for any other day(s) of such week. However, duplicate payment shall not be made for holidays except as provided in Article XIII, Section 5. This provision does not apply to an employee who reports for work after being hired or recalled in the week of, but subsequent to, a holiday.

Section 9.     Shift Differential

(a)     Afternoon/Night

        A shift differential of forty cents (40(cent)) per hour shall be paid for work performed between the hours of 4:00 p.m. and midnight. A shift differential of seventy cents (70(cent)) per hour shall be paid for work performed between the hours of midnight and 8:00 a.m., exclusive of work performed on "O" Shift. (See also MOU re 10 and 12 Hour Shift, pp. 122 and 124.)

(b)     Exclusion of Payment

        Shift differential shall not be paid for hours paid for but not worked.

Section 10.    Weekend Bonus

An employee who works Saturday and/or Sunday shall receive an additional forty cents (40(cent)) per hour for such hours worked on Saturday and sixty cents (60(cent)) per hour for such hours worked on Sunday. In no case shall such payments be applied to hours not worked. (See also MOU 10 and 12 Hour Shifts, pp. 122 and 124.)

Section 11.    Lunch Period

(a)     Non-paid Lunch Period

        Employees working on shifts designated as "O" shall have a non-paid lunch period of thirty (30) minutes to begin not earlier than three and one-half (3- 1/2) hours or later than five (5) hours after the shift begins. For a lunch period outside these hours an additional thirty (30) minutes at base hourly rate shall be paid. If such employees are not permitted a lunch period during the "O" shift, they shall be paid at time and one-half (1-1/2) base hourly rate plus time and one-half (1-1/2) applicable shift differential for the time worked in excess of eight (8) hours. (See also MOU 10 Hour Shift, pp. 122.)

(b)     Paid Lunch Period

        Employees working on shifts designated as Day, Afternoon, Night, "R," or Irregular shall have no time deducted for a lunch period which shall be as short as possible.

(c)     Meal Allowance Premium

        An employee who is required to work overtime and who works ten (10) or more continuous and successive hours (excluding the lunch period of an "O" shift worker) shall be paid a meal allowance of four dollars and twenty-five cents ($4.25) which shall be included in the regular paycheck. An additional meal allowance shall be allowed for each four
        (4) hours of consecutive work performed thereafter. (See also MOU re 10 and 12 Hour Shifts, pp. 122 and 124.)

        (1) No time shall be deducted for lunch periods during such overtime work, it is being understood that they shall be made as short as possible.

Section 12.    Minimum Guarantee Payments

(a)     Reporting for Work

        (1) An employee who reports for work at the start of his/her regular shift or at the time appointed by the Company without previously having been notified not to report, shall be given at least four
               (4) hours work, or if no work is available, four (4) hours pay at base hourly rate, except that if work is unavailable as the result of causes beyond the control of the Company, it shall not be so obligated.

        (2) Failure on the part of an employee to keep the Company informed of a current address and telephone number shall relieve the Company of its responsibility under this section of the Contract.

(b)     Work Before Shift Start

        An employee required to report for work before the regular scheduled starting time shall receive not less than four (4) hours pay at base hourly rate or pay at one and one-half (1-1/2) times base hourly rate plus one and one-half (1-1/2) times applicable shift differential as overtime pay for such work is performed, whichever is greater.

(c)     Work After Shift Ends

        (1) An employee required to work overtime beyond the end of his/her scheduled shift, shall receive not less than four (4) hours pay at base hourly rate or one and one-half (1-1/2) times base hourly rate plus one and one-half (1-1/2) times applicable shift differential for such work performed, whichever is greater.

        (2) It is understood that (1) above does not apply to an employee who may be required to remain on assignment due to the absence or tardiness of another employee who is scheduled to relieve him/her, or to an employee who is held on the job up to the end of the scheduled shift.

(d)     Emergency Call-In

        An employee who has left the plant and is called in by the Company to perform work shall receive not less than four (4) hours pay at base hourly rate or pay at one and one-half (1-1/2) times base hourly rate as overtime pay for such work performed, whichever is greater. If the work is performed on a day observed as a holiday which the employee was not scheduled to work this guarantee shall be in addition to holiday pay.

(e)     Required Training

        An employee required to report to plantsite or stay beyond his/her regularly scheduled shift for training purposes shall be entitled to the minimum guarantee of four (4) hours base hourly rate or actual hours worked at one and one-half (1-1/2) base hourly rate, whichever is greater.

Section 13.    Jury Duty Pay

Any employee who is required to serve on a municipal, county, or federal, jury, or grand jury, shall be paid the base hourly rate for the time lost from the regularly scheduled work shift by reason of such service subject to the following provisions:

(a)     Notification of Supervision

        Employees must notify their supervision within 24 hours after receipt of notice of selection for jury duty.

(b)     Eligibility

        In order to be eligible for such payments, the employee must furnish a written statement from the appropriate public official showing the date and time served and the amount of pay received.

Section 14.    Funeral Pay

An employee who is excused from work because of the death of a member of his/her immediate family shall be paid at base hourly rate for time missed up to a maximum of three (3) consecutive scheduled workdays. For the purpose of this section, the term "a member of the immediate family" shall be defined as and be limited to the following: spouse, children, stepchildren, parents, stepparents, grandparents, grandchildren, brothers, stepbrothers, sisters, stepsisters, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, parents-in-law of the employee, grandparents-in-law, and, if they reside in the employee's household, other dependent relatives.

Section 15.    Military Pay

An employee who has completed his/her probationary period, who is a member of a reserve component of the Armed Forces and who is required to enter upon active annual temporary training duty, or temporary special service, shall be paid the difference between the amount of base pay received from the Federal or State Government for such duty and the employee's base hourly rate for the time lost while on such duty up to a maximum period, beginning with the first regularly scheduled workday missed, of twenty-eight (28) calendar days per year. This includes one (1) weekend training period per calendar year subject to the maximum of twenty-eight (28) calendar days per year. Reimbursement is subject to the following provisions:

(a)     Orders

        An employee must submit to supervision, as soon as possible after receipt, evidence of orders to report for training.

(b)     Statement of Service

        When the employee returns to work he/she must submit to supervision a statement supporting payment for such duty.

(c)     Hours not Credited

        Time off from work paid for under this section shall not be counted as hours worked in the computation of overtime or premium pay.

(d)     Exclusions in Determining Payment

        Such items as subsistence, rental, travel allowance and pay for non-scheduled work-days, shall not be included in determining base pay received from Federal or State governments.


                                   ARTICLE XI

                                      WAGES

Section 1.     Base Hourly Rates

The base hourly rates and labor grades as set forth in Appendix D and the job classifications listed in Appendix C, which have been fixed on a permanent basis, shall remain in effect for the duration of this Contract, unless revised by the Joint Classification Committee.

Section 2.     Rate Changes

An employee shall receive automatic rate increases from the starting rate to and including the maximum rate of the labor grade in the amount and at the completion of each period of service indicated in Appendix D, except as provided below:

(a)     Time Excluded

        Period of service shall exclude any absence for which a leave of absence is granted.

(b)     Withheld

        Unsatisfactory work performance may be cause for withholding an automatic increase. Facts concerning such action shall be furnished in writing to the employee affected. The withholding of an automatic increase can be a proper subject for the Grievance Procedure.

(c)     Advanced

        Supervision may approve increases before the completion of any period of service or to the next step rate within the rate range of the labor grade as indicated in Appendix D.

(d)     Progression Period

        Each increase starts a new period of service for progression to the next step rate within the rate range of the labor grade, measured from the effective date of such increase.

(e)     Effective Date

        Automatic rate changes shall become effective on Monday of the week in which the new rate is established.

Section 3.     Classification Change

(a)     Higher Labor Grade

        An employee who moves to a classification having a higher labor grade shall begin at the starting rate of the higher labor grade. However, if such starting rate is the same as or less than the existing rate, he/she shall begin at the next step rate of the higher labor grade above the existing rate, but not to exceed the maximum.

        An employee who returns to a higher classification under the following conditions:

        (1) previously held and had obtained maximum rate for that classification,

        (2) returned by job bid shall assume the current maximum rate for that classification. However, should the employee be unable to perform the job during an acclamation period because of lack of job expertise or knowledge from not working in the classification for period of time, the employee may have his/her rate reduced and applied in accordance with Article XI, Section 3(a), unless supervision determines otherwise. (Language taken from MOU, p. 141 of 1985 Contract.)

(b)     Same Labor Grade

        An employee who moves to another classification within the same labor grade shall retain his/her existing rate and maintain credit for service for progression in that same labor grade without reduction.

(c)     Lower Labor Grade

        An employee who moves to a classification having a lower labor grade shall begin at the maximum rate of the lower labor grade or his/her existing rate, whichever is the lower.

        (1) Rate changes shall become effective on the first day of work in the new classification.

        (2) An employee awarded a vacancy in a trainee or 2nd Class classification who, in the opinion of the Company, is capable of performing the duties of the next higher classification, may become eligible for transfer to that classification in less than one (1) year.

Section 4.     Recall to Classification

An employee recalled to a classification shall assume a rate at the same relative position in the rate range as established when placed on the recall list for such classification.

Section 5.     Special Shift Change Allowance

Refer to Memorandum of Understanding, "X-326 Shift Change, Computer Based Integrated Security System (CBISS)", page 98.

                                   ARTICLE XII

                                LAYOFF ALLOWANCE

Section 1.     Eligibility

(a) Employees who are laid off by the Company on account of a reduction in force shall be paid a layoff allowance in accordance with the eligibility schedule in paragraph (c) below.

(b) Employees terminated for medical reasons who do not qualify for benefits (excluding vested pensions) under the pension plan referred to in
        Article XIX or who are laid off without recall rights, shall be paid a termination allowance in accordance with the eligibility schedule.

(c)     Layoff Allowance Eligibility Schedule


                          CONTINUOUS SERVICE ALLOWANCE

-----------------------------------------------------------------------------
Less than 3 months                      No allowance
-----------------------------------------------------------------------------
3 months but less than 1 year           1 week (or 40 hours)
-----------------------------------------------------------------------------
1 year but less than 3 years            1-1/2 weeks (or 60 hours)
-----------------------------------------------------------------------------
3 years but less than 5 years           2-1/4 weeks (or 90 hours)
-----------------------------------------------------------------------------
5 years but less than 7 years           3 weeks (or 120 hours)
-----------------------------------------------------------------------------
7 years but less than 10 years          7 weeks (or 280 hours)
-----------------------------------------------------------------------------
10 years but less than 11 years         8 weeks (or 320 hours)
-----------------------------------------------------------------------------
11 years but less than 13 years         9 weeks (or 360 hours)
-----------------------------------------------------------------------------
13 years but less than 15 years         10 weeks (or 400 hours)
-----------------------------------------------------------------------------
15 years but less than 17 years         11 weeks (or 440 hours)
-----------------------------------------------------------------------------
17 years but less than 18 years         11-1/2 weeks (or 460 hours)
-----------------------------------------------------------------------------
18 years or more                        Same as for 17 years plus 1/2 week (20
                                        hours) for each added year of service
-----------------------------------------------------------------------------

Section 2.     Occupational Disability

An employee who is terminated by the Company on account of reduction in force, who during the course of employment has suffered an occupational disability (as defined in Article XVII, Section 4) for which the Industrial Commission of Ohio has awarded a permanent partial disability of 50% or more prior to the time of termination, shall receive an additional layoff allowance equal to the schedule in Section 1. Such employee shall be deemed to have no right to further employment with the Company.

Section 3.     Payments

Calculation of payments under Section 1 above shall be based on the employee's base hourly rate at time of layoff.

Section 4.     Recall Eligibility

An employee on layoff who is recalled and subsequently laid off will have his/her layoff allowance computed based on his/her most recent recall date plus any unused portion previously earned.

Section 5.     Successor Clause

If, for any reason, Lockheed Martin Utility Services, Inc., ceases to operate the Portsmouth Gaseous Diffusion Plant, and another Company commences operating the Plant, the provisions of this Article will not apply to those employees hired by the new operating company within fifteen (15) calendar days of the date Lockheed Martin Utility Services, Inc., ceases to operate the Plant; provided Lockheed Martin Utility Services, Inc., will pay such transferred employees the difference, if any, between layoff allowance otherwise due under this Article and the layoff allowance for which the new operating company immediately recognizes them as being eligible in the event of future layoff by that company.

                                  ARTICLE XIII

                                    VACATIONS

Section 1.     Eligibility

An employee shall be entitled to a vacation with pay in each calendar year worked, based upon the length of continuous service, in accordance with the following schedule:

(a)     One (1) year but less than five (5) years of continuous service - ten
        (10) workdays of vacation.

(b) Five (5) years but less than ten (10) years of continuous service - fifteen (15) workdays of vacation.

(c) Ten (10) years but less than twenty (20) years of continuous service - twenty (20) workdays of vacation.

(d) Twenty (20) years but less than twenty-five (25) years of continuous service - twenty-five (25) workdays of vacation.

(e) Thirty (30) years or more continuous service - thirty (30) workdays of vacation.

        However, this change shall not affect the vacation eligibility of present employees on April 1, 1996. (Reference 1988 Contract, pg. 73.)

An employee must complete the full minimum continuous service requirements before becoming eligible to take a vacation or additional vacation.

Section 2.     Extended Working Schedule

If a department is on an extended working schedule at the time a vacation is taken, the vacation pay shall be consistent with the employee's department's extended working schedule. However, an employee shall not be charged more than five (5) days vacation for any one workweek. An employee who is on vacation shall receive the base hourly rate at the time the vacation was taken for each hour of vacation for which qualified.

Section 3.     Vacation Period

The vacation period shall be on a calendar year basis from January 1 to December 31 inclusive. All vacation shall be taken within the vacation period, except that an employee may defer vacation until the next vacation period.

Section 4.     Deferred Vacation

An employee may defer his/her vacation only until the end of the following vacation period. Any employee who is unable to take any deferred vacation due to occupational or non-occupational disability will be paid for any unused portion thereof.

Section 5.     Holiday During Vacation Period

If a day observed as a holiday occurs during an employee's vacation, such employee shall receive eight (8) hours pay at base hourly rate in addition to vacation pay, and may elect to take a day of excused absence without pay, consecutive with the vacation, provided such additional day of absence is scheduled in advance.

Section 6.     Scheduling

Vacations are scheduled by the Company to be taken during the vacation period. Preference within a department, shift, or group as to dates shall be given on the basis of classification seniority, provided such preference is indicated prior to April 1. It is understood that such preference shall include vacation deferred from the preceding vacation period. An employee entitled to vacation may divide the vacation days into portions, some of which may be one-half day portions, in accordance with the following schedule:

(a)     Less than five (5) years continuous service - 2 days
(b) Five (5) years continuous service but less than ten (10) years continuous service - 4 days
(c)     Ten (10) years or more continuous service - 5 days.

Section 7.     Existing Employees

An employee who is laid off, released, discharged, or who resigns, shall be paid for vacation earned but not taken at the time employment is terminated.

Section 8.     Deceased Employees

In the event an employee who is entitled to a vacation dies before taking that vacation, the person designated as beneficiary of his/her group Life Insurance shall be entitled to the vacation pay in the manner permitted by law.

Section 9.     Occupational Disability-Eligibility

An employee who loses time from the active payroll due to an occupational disability shall not have vacation reduced because of time lost due to such disability, but shall be entitled to take vacation after returning to work.

Section 10.    Retirees - Pro Rata Vacation

A.      Vacation pay at time of retirement

        Vacation hours remaining may, at the employee's option, be taken as time off or paid in a lump sum at retirement. In addition, the employee will receive a lump sum payment for a pro rata portion of the following year's vacation based upon the number of full months elapsed prior to the employee's retirement date.

        The fraction of a pro rata portion to be paid is determined by dividing by 12, the number of full months from January 1 to the date of retirement.

        Exceptions to the general rule governing the calculation of pro rata vacation are:

        1. If, because of leave of absence, the employee has not worked during the year in which retirement occurs, the employee nevertheless is eligible for pro rata vacation pay. This pay is determined by the number of full months elapsed from the first of the year in which the employee last worked until the start of the absence.

               Since the employee has not worked during the year in which retirement occurs, no current year's vacation is due.

        2. If the employee has worked during the year in which retirement occurs but was on leave of absence for a period immediately preced-ing retirement, any period of such leave of absence which equals one or more full months is to be deducted in calculating the pro rata vacation payment. (Note: Reinstatement from leave of absence for vacation does not constitute "working").

                                   ARTICLE XIV

                                HEALTH AND SAFETY

Section 1.     Health & Safety Program

(a) The parties agree that health and safety is of the highest priority. The Union and Company recognize the importance of maintaining a safe and healthful work environment and shall cooperate to further improve the health and safety programs and to encourage employees to follow safety policies and procedures as established in order to achieve these objectives. The Company has adopted and will maintain an ongoing ALARA program.

(b) The Company is responsible for maintaining a safe and healthful work place. The Company shall maintain a monitoring program that effectively determines exposure levels to all chemicals or physical agents which are known to be hazardous in the work place. The present practice of providing the Union with copies of monitoring reports shall be continued. Results of such surveys will be made available to employees who request such information through their supervision.

(c) Employee(s) may present to appropriate supervision or through the suggestion system their recommendations in writing on matters relative to safe, sanitary, and healthful working conditions. They will be advised in writing of the disposition of such written recommendations and may discuss such written recommendations with their Shift Safety Representatives.

(d) No employee shall be required to perform work under conditions which are unsafe beyond the normal hazards of the operation in question. In such cases, the employee may, after discussing the matter with supervision, contact the Shift Safety Representative to discuss the problem. If the problem is not resolved with the employee's immediate supervision, the Shift Safety Representative may contact the Plant Shift Superintendent and/or Subdivision Superintendent for a decision. This decision of the Plant Shift Superintendent and/or Subdivision Superintendent may be reviewed by the Company-Union Health and Safety Committee. Any health or safety problem can be a proper subject for the grievance procedure after it has first been reviewed by the Company-Union Health and Safety Committee.

(e) All employees shall be given Health and Safety training appropriate to their work environment.

(f) The Company/Union Health and Safety Committee members shall receive not less than five (5) days of approved training each calendar year.

Section 2.     Shift Safety Representative

(a) One employee from the Union from each of the rotating shifts, straight afternoon, and "O" Shifts shall be designated as a Shift Safety Representative. When a rotating shift or straight afternoon shift Safety Representative is absent from the plant for any reason, the Company shall recognize an alternate certified by the Union. When an "O" Shift Safety Representative is absent from the plant an alternate may be recognized for full-time basis only as specified in the Memorandum of Understanding - "O" Shift Safety Representative (reference p. 99).

Section 3.     Company-Union Health and Safety Committee

(a) A joint Company-Union Health and Safety Committee shall be established to consider health and safety matters of mutual concern and make appropriate recommendations. The Committee shall consist of ten (10) members; five (5) members to be selected by the Company, and five (5) members to be selected by the Union, of which four (4) members shall be selected from the Safety Representatives and the fifth (5th) member shall be either the President or the Vice-President. In the absence of any Union member of the Committee the Company shall recognize an alternate certified by the Union who shall attend that meeting of the Committee. Union attendance at such meetings may consist of the "O" Shift representative and alternate, appropriate rotating shift representative and alternate, and Union President or Vice-President.

        (1)    Meetings may be held monthly as determined by the Committee.

        (2) One (1) of the ten (10) members of the Committee shall act as Secretary and the minutes of the meeting shall be in agreement prior to publication.

        (3) Distribution of the minutes of each meeting of the Committee shall include each Shift Safety Representative, the President, Vice-President, each Committeeperson, and each employee whose suggestion or complaint was discussed during the meeting.

(b)     (1)    The control of radiation and toxic chemical exposure to LMUS employees to levels "As Low As Reasonably Achievable" (ALARA) is a commitment of the LMUS health protection program. In recognition of the understanding, input, and commitment required of all employees for an effective program, a Union-Company
               LMUSRTM Committee is established. This committee will provide a cooperative forum for the maintenance of a positive health promotion program. It will consist of four (4) members: two (2)
               LMUS employees from the Union and two (2) LMUS employees from the Company. One of these members should be the "O" Shift Safety
               Representative.

        (2) This committee will review various aspects of employee exposure relative to work activities and will develop ALARA recommendations to be presented to LMUS management. These recommendations may encompass broad areas, such as PAL dose guidelines, engineering controls, and work practices.

        (3) A joint review by the President of OCAW, Local 3-689, and the Director of Human Resources will be conducted quarterly to help ensure that LMUSRTM committee recommendations constructively strive to address those concerns.

        (4) The Company recognizes that the role of the Union in health and safety matters is strictly an advisory one. (Language taken from MOU regarding Formation of Radiation/Toxic Material Committee, p. 142 of 1985 Contract.)

Section 4.     Safety Equipment & Devices

(a)     Clothing

        The Company shall continue to make provisions for the safety and health of employees while at work. The Company shall continue its practice of providing safety equipment and devices and such clothing (including shoes) as the Company requires employees to wear for their own protection. The term "requires" as used herein does not imply that the present policy of making clothes available on certain specified jobs shall be changed.

        It is intended, however, that the present policy shall remain flexible to meet changing conditions.

(b)     Prescription Glasses

        The Company shall continue to furnish prescription safety glasses (tinted or otherwise) to employees as required by job assignment or a prescription approved by an ophthalmologist.

(c)     Lockers Provided-Red Job Assignments

        Employees assigned to red jobs shall upon request be provided with two
        (2) lockers.

Section 5.     "Guide to Safety" Booklet

The Company will provide each employee a booklet entitled "Guide to Safety" which allows an employee to familiarize him/herself on matters related to safety.

The booklet generally discusses the hazards associated with mechanical, electrical, chemical, and radiological safety and identifies hazards associated with each, and the proper safety precautions to be taken. Listed in the "Guide to Safety" are the Plant Allowable Limits (P.A.L.), as established by the Company, for radiological hazards along with the dangerous properties of gases, acids, and miscellaneous chemicals used at LMUS.

These values are not considered maximum limits but represent the point beyond which certain protective action, such as the use of personal protective gear, establishing of exposure time limits, etc., should be taken. These values meet all established Federal Standards and Regulations.

Section 6.     Medical

(a)     Records

Records relating to the radiation exposure of employees shall be maintained by the Industrial Hygiene and Health Physics Department. Such records shall be made available to the employee upon written request, or as required by DOE regulations.

(b)     Physical Examination

        1. Employees shall be scheduled for routine physical examination in the Medical Department each two (2) years on an optional basis. Because of work assignment, some employees may be scheduled for required physical examination more often if deemed necessary by the Medical Department. This may include invivo counting. The employee shall be verbally informed of the results of such examinations by the Medical Department. Upon a written request of the employee the results of an examination shall be mailed to his/ her personal physician.

        2. If the required periodic comprehensive physical examination discloses a medical disability (other than one caused by a non-occupational injury) which is disqualifying, in the judgement of the Medical Department as to the job then held by the employee, but not as to some other job or jobs, to be transferred to a job consistent with his/ her medical restrictions and consistent with his/her length of service.

        3. While in such other job, the employee's rate of pay shall be the applicable rate of the job held by him/her at the time of disqualification or the rate of the job to which he/she has been transferred, whichever is the higher.

        4. Should the disability be determined by the Medical Department on the basis of the finding of the employee's private physician -- i.e., should such a finding be accepted by the Medical Department in lieu of undertaking its own required periodic comprehensive physical examination - the rate-retention provisions set forth above shall apply equally to that disability.

        5. When, in the judgment of the Medical Department, the employee's medical disqualification no longer exists, the employee may be reassigned to a job consistent with his/her seniority rights and shall therewith lose the above-specified rate protection.

Section 7.     Miscellaneous

In order to provide for increased Union participation in the planning and review of the health and safety program, the Company shall:

(a) Conduct informal weekly meetings between the Safety Department staff and rotating shift safety representatives currently working Day Shift to provide continual update and improved communications.

(b) Provide for the "O" Shift Safety Representative to participate in the scheduled Comprehensive Building Inspection Program to evaluate health and safety status.

(c) The Company shall maintain a safety reference room, containing safety information, which will be made available for use, during "O" shift, by the Company-Union Health and Safety Committee members.

                                   ARTICLE XV

                                JOB DESCRIPTIONS

Section 1.     Agreement

The agreed upon job descriptions are a part of the Contract. They describe in general terms the general duties, responsibilities, and job content of each of the classifications established in Appendix C.

Section 2.     Past Practice

As these job descriptions are general in nature, there shall occur some tasks which are not specifically listed in any of the classifications. There shall be no change as to which classification performs certain work, which has been established by clear past practice, unless changed by the Joint Classification Committee. Unresolved disputes concerning the assignment of unlisted tasks are subject to the Grievance Procedure beginning at Step 4.

Section 3.     Joint Classification Committee

A Joint Classification Committee composed of three (3) members each from the Company and the Union is established. This Committee shall evaluate and approve new classifications, modifications and deletions of classifications in Appendix C during the term of this Contract.

A Joint Classification Committee will review and approve job descriptions and rate evaluations as well as defining the assignment of unlisted tasks to the appropriate classification or classifications.

New classifications or changes in classification will not be implemented without the approval of two members representing each party.

Section 4.     Memoranda of Understanding

Reference MOU "Emergency Medical Technician-Ambulance, EMT-A
Requirements," p.100.

Reference MOU "New Electronic Mechanic Classification," pp. 101.

Reference MOU "New Instrument Mechanic Classification," pp. 103.

                                   ARTICLE XVI

                                  MISCELLANEOUS

Section 1.     Work by Non-Bargaining Unit Personnel

(a)     Definition

        Non-bargaining unit personnel shall consist of any individual in the employ of Lockheed Martin Utility Services, Inc., who is not represented by Local 3- 689,OCAWIU.

(b)     Emergency-Instructional

        Non-bargaining unit personnel shall not do work normally performed by the bargaining unit. This does not prevent such non-bargaining unit personnel from performing necessary functions such as operating equipment or processes in emergencies or from instructing employees.

(c)     Experimental

        Development personnel engaged in work of a development or experimental nature may perform manual work provided that such work does not deprive bargaining unit employees of work normally done by bargaining unit employees.

Section 2.     Payday

Tuesday is the regular payday for the workweek ending ten days prior thereto. Weekly paychecks or direct deposit advice statements will be delivered to employees by U.S. mail. The Company shall continue to permit employees whose vacations are scheduled not less than two weeks in advance to be paid their vacation pay on their last scheduled workday prior to the start of such vacation.

Section 3.     Bulletin Boards

The Union shall be permitted the use of a sufficient number of designated Company bulletin boards for notices and announcements of official business. All such notices and announcements shall be submitted to the Company for approval and posting.

Section 4.     Union Representatives-Plant Supervision

The Union agrees to furnish the Company with a current list of its accredited representatives. The Company agrees to furnish the Union with a current list of supervision concerned with the administration of the provisions of Article VII. Revisions to such lists are to be furnished as changes are made by either party.

Section 5.     Working Shift-Union Representatives

The Company agrees to allow the Local Union President and the members of the General Grievance Committee to work on day shift, as long as each is serving in such representative capacity.

Section 6.     Non-Discrimination

No employee shall be discriminated against by reason of race, religion, color, national origin, sex, age, handicap, or veteran status.

Section 7.     Written Notice-Policy Changes

The Company shall give the Union prior written notice, where practicable, of changes in policies which directly affect employees of the bargaining unit.

Section 8.     Working Conditions

Any benefit, privilege, or working condition, not specifically exempted by this agreement, provided or extended to employees in the past, will not be discontinued without prior discussion between the Company and the Union Negotiating Committees. In the event a mutual agreement cannot be reached, the Company may take action, and the matter may be submitted to Arbitration for a binding decision as to whether the change is a valid and reasonable. (See Letter of Intent, page 163.)

Section 9.     Auxiliary Emergency Squad





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Twelve (12) employees on each of the rotating shifts may be selected from among volunteers to assist the employees of the Fire Department in emergencies. If an insufficient number of employees volunteer on any shift, the Company may assign employees with the least plantwide seniority from that shift to such duty. Certain jobs, however, must have coverage at all times and assignment or volunteers from these groups must be totally or partially excluded. The type and frequency of preparatory training for such assistance shall be at the discretion of the Company.

The Company and the Union agree to the following in regard to employees with work restrictions assigned to the Auxiliary Emergency Squad (AES).

(a)     Action

        (1) An employee with a permanent work restriction should be removed from the AES.

        (2) An employee with a temporary work restriction should not be permitted to serve on the AES for the duration of the restriction.

(b)     Procedure

        (1) The Manager, Plant Shift Superintendents will notify the Medical Department of the name, department and badge number of current AES members and inform them of any change in the current list.

        (2) The Medical Department will flag medical records to identify employees serving on the AES.

        (3) Employees on the AES will be scheduled for annual mandatory physical examinations.

        (4) The Medical Department will notify the Plant Shift Superintendent whenever work restrictions are imposed or removed for a member of the AES. (Language taken from MOU, pp. 133 & 134 1985 Contract.)





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

Section 10.    Educational Assistance

The Company shall provide financial assistance to eligible employees who while still employed and outside of their regular working schedule satisfactorily complete approved courses in accordance with educational assistance programs as established by the Company.

Section 11.    Definition - Days

The term "days" as used in this Contract, shall mean consecutive calendar days except as otherwise indicated.

Section 12.    Utilization of Work Force

(a) The Company recognizes a responsibility to utilize all its employees and will not subcontract work normally performed by the bargaining unit employees without giving full consideration to the classification that normally performs the work. The bargaining unit employees will perform the work that they normally perform: 1) where time limits for job completion will permit; 2) where sufficient qualified personnel are present; and 3) where resources are available.

(b) If the work load exceeds the staffing or skills of the work normally performed by the employees present within a job classification, work may be subcontracted to supplement the work force within the classification. If such work which has been assigned and begun during the regular work week requires overtime, personnel in the affected classification shall be offered a reasonable amount of overtime so long as the requirements in (a) above are satisfied.

(c) It is understood that bargaining unit employees who normally perform the work in question shall not be displaced or laid off as direct result of work being subcontracted.

(d) If it is necessary to subcontract work normally performed by the bargaining unit, the Company shall inform the Local Union President. Upon request, the Company shall meet with the Local President to give an explanation of the nature of the work, approximate dates, contractor, and the reasons for the Company's decision to subcontract such work.






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

        (See also MOU re Subcontracting, p. 135.)

Section 13.    Smoking Policy

It is agreed that smoking is prohibited in all plant buildings and other enclosed structures. Smoking in government vehicles is not permitted except when smokers are the only occupants and applicable safety regulations are observed. The Company will, however, designate at least one area in Buildings X-326, X-330, X-333, and X- 720 where employees will be permitted to smoke.
























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                                  ARTICLE XVII

                           SICKNESS AND ACCIDENT PLAN

Non-Occupational Disability Pay

Section 1.     Eligibility

Provided the "Conditions of Payment" outlined in Section 2 below are met, an hourly paid employee shall receive weekly, as due, non-occupational disability payments if he or she:

(a) has three (3) months or more of continuous service as determined in accordance with the rules set forth in Article VIII, Section 2.

(b) provides the Company, if it so requests, with a doctor's certificate as proof that absence was due to a legitimate non-occupational disability.

(c)     is absent in excess of sixteen (16) consecutive scheduled work hours

(d) reports the absence and the cause of absence to immediate supervision within the foregoing sixteen (16) hour period.

Section 2.     Conditions of  Payment

(a)     Exclusions

        Non-occupational disability payments shall not be made for:

        (1) Any period of incapacity during which the employee is not under treatment by a licensed or practicing physician; or

        (2) Any sickness or injury caused directly or indirectly by war or riot; or

        (3)    Any intentionally self-inflicted injury.







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

(b)     Limitation

        Payments under this plan shall be made only to employees whose absence is due to non-occupational disability and shall not be paid to employees who are absent for other reasons.

Section 3.     Payment

(a)     Waiting Period

        No payments shall be made for the first sixteen (16) consecutively scheduled work hours of absence for any non-occupational disability unless the disability continues for twenty-five (25) consecutively scheduled workdays or more, or the employee is admitted to a hospital as an inpatient for medical treatment or surgery, or treated on an outpatient basis and provided services that would otherwise require admission to the hospital as an inpatient during the first two (2) waiting days of a certified non-occupational disability.

        For the purposes of non-occupational disability absences and payments, a workday in which less than four (4) hours of work is performed or paid for is considered a workday of absence.

(b)     Payment Period

        Following the sixteen (16) hour waiting period, payments for any one period of non-occupational disability shall be made for a period of time which is dependent on the length of the employee's continuous service in accordance with the following schedule:

                           Maximum Number of Weeks of
                     Continuous Service Payment Per Absence

        3 months but less than 1 year              2 weeks
        1 year but less than 2 years               4 weeks
        2 years but less than 3 years              6 weeks
        3 years but less than 4 years              8 weeks
        4 years but less than 5 years              10 weeks
        5 years but less than 6 years              12 weeks
        6 years but less than 7 years              14 weeks





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

        7 years but less than 8 years              16 weeks
        8 years but less than 9 years              18 weeks
        9 years but less than 10 years             20 weeks
        10 years but less than 11 years            22 weeks
        11 years but less than 12 years            24 weeks
        12 years but less than 13 years            26 weeks
        13 years but less than 14 years            28 weeks
        14 years but less than 15 years            30 weeks
        15 years but less than 16 years            32 weeks
        16 years but less than 17 years            34 weeks
        17 years and over                          36 weeks

(c)     Amount of Pay

        Excluding the sixteen (16) hour waiting period, the amount of payments shall be 85% of the base hourly rate the employee is receiving for each scheduled work hour of such absence not compensated for under any other provision of this Contract, but not to exceed a total compensation of eight (8) hours for any one workday nor the period of time determined from (b) above, except as provided in Article XIII, Section 4.

Section 4.     Occupational Disability Pay

(a) Any employee who is absent from work because of an occupational disability arising out of and in the course of employment, unless purposely self-inflicted, or due to willful misconduct, violation of plant rules, or refusal to use safety appliances, shall be granted a leave of absence in accordance with Article IX. When properly approved by the Company, an employee shall be paid an amount equal to the difference between his/her base hourly rate and any payments received from Workers' Compensation. When there is no question concerning the occupational nature of the disability an estimate may be made of the amount of this difference and payment may be made before Workers' Compensation claim has been approved. An adjustment may be necessary after payments are being made on a regular basis. Such payment shall cease when the employee is determined to be permanently disabled, when the employee becomes eligible for disability retirement benefits under the terms of the Pension Plan provided for in Article XIX of this Contract or when the Company's doctor finds the employee is able to return to work. (See MOU, "Disability Pay," p. 105.)






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

(b) An employee who is scheduled for layoff because of reduction in force while receiving occupational disability make-up payments under this section will have such payments extended to, but not beyond, the date the individual either becomes able to work, reaches maximum (predictable) possible recovery, or six (6) months after the scheduled layoff date due to reduction in force, whichever of these first occurs. Occupational disability make-up pay will not be extended beyond layoff except to those cases and to the extent described in this Subsection
        (b). An employee on occupational disability at the time of layoff will be paid layoff allowance in a lump sum.

































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

(c) See MOU "Recall Opportunity for Employees on Temporary Total Occupational Disability," p. 106.

Section 5.     Basis of  Payment

All disability payments provided for in this Contract shall be reduced by the amount or amounts of any other benefits which might be provided through state or federal legislation for the same type of disability and for the same period of absence.

Section 6.     Rate of Pay

Non-occupational and occupational disability payments shall be based on the rate the employee would be receiving if working.


ARTICLE XVIII

INSURANCE

Section 1.     Group Life

(a) The Company shall maintain the current group plan of life and accidental death and dismemberment insurance for hourly employees which became effective January 1, 1989 and provides the following Basic and Supplemental Group Life Insurance benefits.

        (1)    Basic Group Life Insurance benefit will:

               A. Provide an employee's beneficiary with an amount equal to at least two years' pay if he/she should die before age 65 while an active employee, or

               B. Provide an employee with a monthly income if/she becomes totally and permanently disabled before age 60.

               C. Provide an employee with a reduced amount of life insurance after age 65.






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

               D. Provide an employee with continued protection until at least his/her 65th birthday in the event of total disability while employed.

        (2)    Supplemental Group Life Insurance Benefits will:

               A. Provide an employee's beneficiary with an amount equal to at least an additional year's pay in the event of death before age 65 while an active employee.

               B. Provide an employee with continued protection until at least his/her 65th birthday in the event of total disability while employed.

(c) Benefits under the Group Life Insurance Plan as amended January 1, 1989, for eligible employees who participate in the plan are set forth in the booklet entitled "Group Insurance Plan - Hourly Employees" attached hereto and made a part thereof. This attachment is hereinafter referred to as the "Insurance Booklet."

(d) Participation in the Group Life Insurance Plan shall be on a voluntary basis.

(e) The costs to employees for Basic Life Insurance and Supplemental Life Insurance are set forth in the Insurance Booklet, and these costs shall not be increased during the term of the Agreement. Each participating active employee shall pay his/her cost of the Group Life Insurance Plan by payroll deduction pursuant to his/her written authorization therefor on a form supplied by the Company. An early retiree who qualifies for and elects the option to continue the full amount of (a) his/her Basic Life Insurance or (b) his/her Basic and Supplemental Life Insurance up to age 65, as set forth in the Insurance Booklet, shall make his/her payments in advance monthly (or quarterly if he/she desires) to the office or postal address designated by the Company.

Section 2.     Health Benefits Program

(a) Effective January 1, 1989, the Company will provide a comprehensive plan as setforth in the "Health Benefits Program for Hourly Employees" booklet






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

        dated September 1, 1987, (such booklet to be considered a part hereof) which shall include:

        (1) A comprehensive medical plan providing ninety (90) percent coverage of eligible expenses after a One Hundred Dollar ($100) deductible ($200 for family coverage) with a Six Hundred Dollar ($600) stop loss ($1,200 for family coverage). The Plan provides a One Million Dollar ($1,000,000) maximum Lifetime benefit.

        (2) A Vision Care Plan with no deductible which includes an eye examination once every twelve (12) months, one (1) pair of lenses once every twelve (12) months, and one (1) pair of frames once every twenty-four (24) months.

(b) Such plan shall continue in effect through May 2, 2000, under the following terms and conditions:

        (1) The Company shall arrange with an insurance company to make available to participating employees in the bargaining unit certain benefits set forth in the booklet entitled "Health Benefits Program for Hourly Employees."

        (2) The gross cost of the comprehensive medical plan shall be shared by the Company and participating employees. Each employee who enrolls in the plans shall pay the applicable rate, such rate representing six (6) percent of the total gross cost. The Company shall pay the remaining ninety-four (94) percent of the cost.

        (3) Employee participation in the plan shall be on a voluntary basis. Employees who enroll in the plan shall authorize the Company in writing to deduct from their pay the applicable rate.

Section 3.     Dental Plan






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

(a) The Company shall maintain the current Dental Plan for hourly employees. Effective January 1, 1989, the Dental Plan was amended to provide the following benefits:

        (1)    Maximum Benefits
               A.     $10,000 lifetime maximum, $1,000 in any calendar year
               B.     $1,000 lifetime maximum for orthodontics

        (2)    Deductible Amount
               A. $25 applied against Type B and Type C expenses incurred in any one calendar year
               B.     $50 maximum per family

        (3)    Coverage
               A.     Type A Expenses - 100% of R&C charges, no deductible
                      1.    Dental X-rays
                      2.    Oral examination
                      3.    Cleaning
               B.     Type B Expenses - 80% of R&C charges, $25 deductible
                      1.    Routine restoration
                      2.    Treatment of gum disease
                      3.    Root canal therapy
                      4.    Extractions and oral surgery
               C.     Type C Expenses - 50% of R&C charges, $25 deductible
                      1.    Crowns
                      2.    Bridgework
                      3.    Dentures
               D.     Type D Expenses - 50% of R&C charges, no deductible
                      1.    Orthodontics ($1,000 lifetime maximum)

(c) Benefits under the Dental Plan as amended January 1, 1989, for eligible employees and dependents who participate in the Plan are set forth in the booklet entitled "Dental Expense Assistance Plan" attached hereto and made a part hereof. The attachment is hereinafter referred to as the "Dental Booklet."

(d) The Dental Plan will be paid for entirely by the Company.

Section 4.     Special Accident






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

(a) Effective January 1, 1989, the Company will make available to eligible hourly employees Special Accident Insurance as set forth in the Booklet entitled "Special Accident Insurance Plan" attached hereto and made a part thereof.

(b) Coverage may be elected from a minimum of $20,000 to a maximum of $500,000 in multiples of $10,000 (Principal Sum). An amount greater than $250,000 may be selected only if it does not exceed 10 times basic earnings.

(c) An employee may insure his spouse and/or dependent children by electing the family plan in accordance with the booklet.

(d) The costs to employees for "Special Accident Insurance" are set forth in the Booklet.

Section 5.     General

(a) In the event of the enactment or amendment of any Federal or State law providing for benefits similar in whole or in part, to those covered by this Agreement, and requiring either (a) participation by any employee or the Company; or (b) compulsory payment of taxes or contributions by any employee or the Company; or (c) benefit costs either to any employee or the Company different from those provided for under this Agreement then the parties hereto agree that they will amend this Agreement so as to provide that the total cost to the Company for insurance benefits of whatsoever nature for its employees will not be greater in amount than such costs as provided by law or by this Agreement, whichever costs are greater.

(b) The Company shall arrange through an insurance company(s) or other carrier(s) for coverage providing benefits under the above Plans.


                                   ARTICLE XIX

                                    PENSIONS

1. Effective January 1, 1989, the Pension Plan was amended to provide a pension based upon the largest amount produced by any of the following formulas.





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

        (a)    A Regular Formula providing a monthly benefit of:

               1.2% times average straight-time monthly earnings times years and completed months of service credit plus $18.

        (b)    An Alternate Formula providing a monthly benefit of :

               1.5% of average straight-time monthly earnings times years and completed months of service credit less 1.5% of monthly Primary Social Security Benefit times years and completed months of service credit (up to a maximum of 50% of primary Social Security Benefit).

        (c)    A Minimum Formula providing a monthly benefit of:

               $5 for each of your first ten years of service credit;

               $7 for each of the eleventh through the twentieth years of service;

               $9 for each year in excess of twenty years of service plus;

               10% of average straight-time monthly earnings (if less than eight years of service, this will be reduced by 1% for each year less than eight) plus $18.

2. Benefits available under the amended pension plan to eligible employees who retire on or after January 1, 1989, are set forth in the printed booklet entitled "The Retirement Program" which is attached hereto and made a part hereof. This booklet hereinafter is referred to as the "Pension Booklet." (See Letter of Intent p. 107.)

3. It is understood that if any dispute arises from the denial of a Bargaining Unit employee's claim for benefits under the Pension Plan, other than the type of dispute to which Section 3 below pertains, then such dispute may be taken up through the Grievance and Arbitration Procedure of the principal Collective Bargaining Contract then in effect between the parties.

4. If any dispute arises as the result of the denial of a Bargaining Unit employee's claim that he/she is totally and permanently disabled within the meaning of the Pension Plan or that such a disabled former employee contin-ues to be so disabled, the dispute shall be resolved in the following manner upon the filing with the Company of a written request for review by such employee or former employee not more than 60 days after receipt of the denial.

        The employee shall be examined by a physician appointed for the purpose by the Company and by a physician appointed for the purpose by the Union. If they disagree concerning whether the employee is totally and permanently disabled, the question shall be submitted to a third physician selected by such two physicians. The medical opinion of the third physician, after examination by him/her of the employee and consultation with the other two physicians, shall be final and binding on the Company, the Union and the employee. The fees and expenses of the third physician shall be shared equally by the Company and the Union.

5. It is understood that an employee who retires and commences to receive a Pension Benefit (as distinguished from a Disability Benefit) will have no rights to resume active employment with the Company.

6. The obligation of the Company to maintain the Pension Plan, as herein provided, is subject to the requirement that approval by the Internal Revenue Service for the amended Plan is received and maintained continuously as:

        (a) Qualifying under Section 401 of the Internal Revenue Code or any other applicable section of the Federal tax laws (as such Sections are now in effect or are hereafter amended or enacted); and

        (b) Entitling the Company to deduction for payments under the Plan pursuant to Section 404 of the Internal Revenue Code or any other applicable section of the Federal tax laws (as such Sections are now in effect or are hereafter amended or enacted).

        In the event that any revision in the Pension Plan is necessary to receive and maintain such approval or to meet the requirements of any other applicable Federal law, the Company and the Union shall resume negotiations for the purpose of reaching agreement on such revision, it being understood that such revision shall be held to a minimum, adhering as closely as possible to the intent expressed in the Pension Plan and in this Agreement.






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

                                   ARTICLE XX

                                TERM OF CONTRACT

Section 1.     Effective Dates

This Contract shall become effective as of April 1, 1996 or the date of ratification by the membership of Local 3-689, whichever is later. It shall continue in effect 12:01 a.m., May 2, 2000 and shall automatically be renewed thereafter from year to year unless written notice is given by either party sixty (60) days prior to the expiration date that it is desired to terminate or amend the Contract. It is agreed that the terms of this Section 1 will be binding upon any employer who may become a successor contractor to LMUS at the Portsmouth plantsite.

Section 2.     Renegotiation Notice

Both notice of this request for renegotiation and lists of items to be amended shall be sent by registered mail to the following:

        1.     Oil, Chemical and Atomic Workers
               International Union, Suite 250
               2722 Merrilee Drive
               Fairfax, Virginia  22031-4400

        2.     Lockheed Martin Utility Services, Inc.
               P.O. Box 628
               Piketon, Ohio  45661


                                   ARTICLE XXI

                                    APPROVAL

This Contract between the Company and the Union is subject to ratification by the membership of Local 3-689 and to the approval of the International Union and shall be effective only if so approved.

IN WITNESS WHEREOF the duly chosen representatives of the parties to this Contract have hereunto set their hands this 27th day of August, 1996.

Oil, Chemical and Atomic Workers        Lockheed Martin Utility Services, Inc.
International Union and its             Portsmouth Gaseous Diffusion Plant
Affiliated Local No. 3-689

  /s/ D. Minter                           /s/ Dale Allen
----------------------------------      ---------------------------------------
  /s/ Mark Lewis                          /s/ B. Wayne McLaughlin
----------------------------------      ---------------------------------------
  /s/ Jenne Cisco                         /s/ C. W. Sheward
----------------------------------      ---------------------------------------
  /s/ L. J. Smith                         /s/ Roger D. McDermott
----------------------------------      ---------------------------------------
  /s/ M. Neal                             /s/ Barbara J. Baker
----------------------------------      ---------------------------------------
                                          /s/ Gary M. Hairston
----------------------------------      ---------------------------------------


International Union                     Lockheed Martin Utility Services, Inc.

  /s/ Paul Brown                          /s/ W. E. Thompson
----------------------------------      ---------------------------------------
                                          /s/ J. Robert Uhlinger
----------------------------------      ---------------------------------------


                                        Martin Marietta Corporation


                                        ---------------------------------------









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